As filed with the Securities and Exchange Commission on February 13, 1996


                                                       Registration No. 33-65057
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                                 AMENDMENT NO. 2

                                       To
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  -------------

                            CIT RV OWNER TRUST 1996-A
                    (Issuer with respect to the Certificates)

                   THE CIT GROUP SECURITIZATION CORPORATION II
                   (Originator of the Trust described herein)
                (Exact name as specified in originator's charter)

          Delaware                                6146                         22-3328188
(State or other jurisdiction          (Primary Standard Industrial          (I.R.S. Employer
of incorporation or organization)      Classification Code Number)         Identification No.)

                   The CIT Group Securitization Corporation II
                                  650 CIT Drive
                          Livingston, New Jersey 07039
                                 (201) 535-3514
                    (Address of principal executive offices)

                                  -------------

                                 ERNEST D. STEIN
              Executive Vice President, General Counsel & Secretary
                          The CIT Group Holdings, Inc.
                           1211 Avenue of the Americas
                            New York, New York 10036
                     (Name and address of agent for service)

                                  -------------

                                   Copies to:
  Paul N. Watterson, Esq.                           Reed D. Auerbach,  Esq.
   SCHULTE ROTH & ZABEL                            STROOCK & STROOCK & LAVAN
     900 Third Avenue                                  7 Hanover Square
 New York, New York 10022                          New York, New York 10004

                                  -------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
================================================================================
       Title of  each class of          Proposed maximum         Proposed Amount
           securities to                aggregate offering       of registration
           be registered                     price (1)                fee (1)
--------------------------------------------------------------------------------
Class A    % Asset Backed Notes ........  $236,250,000                $81,466
--------------------------------------------------------------------------------
     % Asset Backed Certificates .......  $ 13,750,000                $ 4,742
--------------------------------------------------------------------------------
Total ..................................  $250,000,000                $85,858(2)
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) Pursuant to Rule 457(b) the required fee paid herewith has been reduced by $350, which is the amount equal to the fee previously paid with respect to this registration statement pursuant to Rule 457.


                                  -------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                  The CIT Group Securitization Corporation II
                            CIT RV Owner Trust 1996-A

                                  -------------

                         Cross Reference Sheet Furnished
                   Pursuant to Rule 501 (b) of Regulation S-K


                                                                              Caption or Location
           Item and Caption in Form S-1                                          in Prospectus
           ----------------------------                                       -------------------
 1.   Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus...........................   Forepart of Registration Statement
                                                                          and Outside Front Cover
                                                                          Page of Prospectus

 2.   Inside Front and Outside Back Cover Pages of Prospectus..........   Inside Front Cover Page and Outside
                                                                          Back Cover Page of Prospectus

 3.   Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges...............................   Summary; Risk Factors;
                                                                          The Contract Pool

 4.   Use of Proceeds..................................................   Use of Proceeds

 5.   Determination of Offering Price..................................                 *

 6.   Dilution.........................................................                 *

 7.   Selling Security Holders.........................................                 *

 8.   Plan of Distribution.............................................   Underwriting

 9.   Description of Securities to be Registered.......................   Summary; Structure of the
                                                                          Transaction; The Contract Pool; Pool
                                                                          Factors; The Notes; The Certificates

10.   Interests of Named Experts and Counsel...........................                 *

11.   Information with Respect to the Registrant.......................   The CIT Group Securitization
                                                                          Corporation II, Seller

12.   Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities.....................................                 *


----------

* Answer negative or item inapplicable.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                              Subject To Completion
                             Dated February 13, 1996


Prospectus


$250,000,000


CIT RV Owner Trust 1996-A


$236,250,000 Class A    % Asset Backed Notes

$13,750,000     % Asset Backed Certificates


The CIT Group Securitization Corporation II, Seller

The CIT Group/Sales Financing, Inc., Servicer


The CIT RV Owner Trust 1996-A (the "Trust" or the "Issuer") will be formed pursuant to a Trust Agreement, to be dated as of February 1, 1996, between The CIT Group Securitization Corporation II (the "Company" or the "Seller") and The Bank of New York (Delaware), as trustee (the "Owner Trustee"), and will issue Class A % Asset Backed Notes (the "Class A Notes") in the principal amount of $236,250,000 pursuant to an Indenture, to be dated as of February 1, 1996, between the Issuer and Harris Trust and Savings Bank, as trustee (the "Indenture Trustee"). The Trust will also issue % Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") in the principal amount of $13,750,000.

The assets of the Trust will primarily include a pool of simple interest retail installment sale contracts (the "Initial Contracts") secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), certain monies received under the Initial Contracts on and after February 1, 1996 (the "Initial Cut-off Date"), security interests in the Initial Financed Vehicles, the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Cash Collateral Account, the Capitalized Interest Account and the Pre-Funding Account, in each case, together with the proceeds thereof (other than investment earnings on the Cash Collateral Account), the proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors and certain rights under the Sale and Servicing Agreement, to be dated as of February 1, 1996 (the "Sale and Servicing Agreement"), among the Seller, the Servicer, and the Trust. From time to time on or before May 15, 1996, additional simple interest retail installment sale contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies received under the Subsequent Contracts on and after the related subsequent cut-off dates (each, a "Subsequent Cut-off Date"), security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account.


                                                   (Continued on following page)

A discussion of certain risk factors that should be considered by prospective purchasers of the Securities offered hereby can be found on page 16 herein.

THE SECURITIES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                     Price to            Underwriting          Proceeds to the
                     Public(1)           Discounts             Company(1)(2)
Per Class A Note ..        %                 %                       %
Per Certificate ...        %                 %                       %
Total .............  $                   $                     $
--------------------------------------------------------------------------------


(1) Plus accrued interest at the Class A Rate and the Pass-Through Rate, as appropriate, from February 15, 1996.

(2)  Before deduction of expenses payable by the Company estimated at $598,707.


The Notes and the Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes and the Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), and in the case of the Notes, Cedel Bank, societe anonyme ("Cedel") and
the Euroclear System  ("Euroclear") on or about          , 1996, against payment
therefor in immediately available funds.


Salomon Brothers Inc                                         UBS Securities Inc.


The date of this Prospectus is February , 1996.

(continued from preceding page)


      The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account and the Cash Collateral Account) pursuant to the Indenture. The Class A Notes will bear interest at the rate of % per annum. Interest on the Notes will generally be payable on the fifteenth day of each month (each, a "Distribution Date"), commencing March 15, 1996. Principal on the Notes will be payable on each Distribution Date to the extent described herein. The Certificates represent fractional undivided interests in the Trust. The Certificates will bear interest at the rate of % per annum (the "Pass-Through Rate") and will be distributed to Certificateholders on each Distribution Date to the extent described herein. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to payment of interest and principal on the Notes, to the extent described herein. No principal will be paid on the Certificates until all of the Notes have been paid in full, except for payments of the Principal Liquidation Loss Amount (as defined herein), if any. The final scheduled Distribution Date for the Class A Notes and the Certificates will be the December 2011 Distribution Date.


      There currently is no secondary market for the Securities and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Securities. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") on behalf of the Trust a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including exhibits filed as part thereof, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400 Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement, while complete in all material respects, do not necessarily describe all terms or provisions of such contract, agreement or other document. For a complete description, reference is made to each such contract, agreement or other document filed as an exhibit to the Registration Statement. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. Such reports and other information filed on behalf of the Trust will be available for inspection as set forth above.

                           REPORTS TO SECURITYHOLDERS

      Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Contracts will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Notes and the Certificates. Securityholders may elect to hold their securities through any of DTC (in the United States) and, in the case of Noteholders, Cedel or Euroclear (in Europe). DTC will forward such reports to Participants, Indirect
Participants, Cedel Participants and Euroclear Participants. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

--------------------------------------------------------------------------------

                                     SUMMARY

      This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus. Reference is made to the "Index of Principal Terms" for the location herein of defined terms.

Issuer ....................     CIT RV Owner Trust  1996-A  (the  "Trust" or the
                                "Issuer"), a Delaware business trust to be formed by the Seller and the Owner Trustee pursuant to the Trust Agreement, to be dated as of February 1, 1996.

Seller ....................     The CIT Group Securitization Corporation II (the
                                "Company"),  a  wholly-owned,   limited  purpose
                                subsidiary  of  The  CIT  Group  Holdings,  Inc.
                                ("CIT").  Neither CIT nor any of its affiliates,
                                including  the Company  and The CIT  Group/Sales
                                Financing,   Inc.  ("CITSF"),   has  guaranteed,
                                insured or is otherwise obligated with respect to the Securities. See "Risk Factors--Limited
                                Obligations".

Servicer ...................    The CIT  Group/Sales  Financing,  Inc.  (in such
                                capacity referred to herein as the "Servicer"), a wholly-owned subsidiary of CIT.


Indenture Trustee ..........    Harris Trust and Savings  Bank, as trustee under
                                the Indenture, to be dated as of February 1, 1996 (the "Indenture Trustee").

Owner Trustee ..............    The  Bank of New  York  (Delaware),  as  trustee
                                under  the  Trust  Agreement,  to be dated as of
                                February  1,  1996  (the  "Owner  Trustee"  and,
                                together   with  the  Indenture   Trustee,   the
                                "Trustees").


Risk Factors ................   Certain potential risks and other considerations
                                are particularly relevant to a decision to invest in any securities sold hereunder. See
                                "Risk Factors".

The Notes ...................   The CIT RV Owner  Trust  1996-A  Class A % Asset
                                Backed  Notes  (the  "Notes"  or  the  "Class  A
                                Notes") will represent  obligations of the Trust
                                secured by the assets of the Trust  (other  than
                                the  Certificate  Distribution  Account  and the
                                Cash    Collateral     Account).     See    "The
                                Notes--General".


                                The Trust will issue $236,250,000 aggregate principal amount of Class A Notes pursuant to an Indenture, to be dated as of February 1, 1996, between the Issuer and the Indenture Trustee (the "Indenture"). See "The Notes--General".


                                The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Definitive Notes will be issued only under the limited circumstances described herein. Persons acquiring beneficial interests in the Notes will hold their interests through The Depository Trust Company ("DTC") in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" and Annex I hereto.

The Certificates ...........    The CIT RV Owner  Trust  1996-A  % Asset  Backed
                                Certificates (the "Certificates" and, together with the Notes, the "Securities") will represent fractional undivided interests in the Trust. See
                                "The Certificates--General".

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                The Trust will issue $13,750,000 aggregate principal amount of Certificates (the "Original Certificate Balance") pursuant to a Trust Agreement, to be dated as of February 1, 1996, between the Seller and the Owner Trustee (the "Trust Agreement"). Payments in respect of the Certificates will be subordinated to payments on the Notes to the limited extent described herein. See "The Certificates--General".

                                The Certificates will be issued in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only; provided, however, that one Certificate may be issued in a denomination other than an integral multiple of $1,000 such that the Affiliated Purchaser (as defined herein) may be issued at least 1% of the Certificate Balance (as described herein). Persons acquiring beneficial interests in the Certificates will hold their interests through DTC. Definitive
                                Certificates will be issued only under the limited circumstances described herein. See "Certain Information Regarding the Securities--Book-Entry Registration" and
                                "--Definitive Securities".


Property of the Trust ....      The property of the Trust will primarily include
                                (i) a pool of simple interest retail installment
                                sale contracts (the "Initial Contracts") secured
                                by  the  new  and  used  recreational   vehicles
                                financed   thereby   (the   "Initial    Financed
                                Vehicles"),  (ii) certain monies  received under
                                the Initial  Contracts on and after  February 1,
                                1996  (the  "Initial   Cut-off   Date"),   (iii)
                                security   interests  in  the  Initial  Financed
                                Vehicles,  (iv) the Collection Account, the Note
                                Distribution     Account,     the    Certificate
                                Distribution   Account,   the  Cash   Collateral
                                Account,  the Capitalized  Interest  Account and
                                the Pre-Funding  Account,  in each case together
                                with the proceeds thereof (other than investment
                                earnings on the Cash  Collateral  Account),  (v)
                                the proceeds from claims under certain insurance
                                policies  in  respect  of   individual   Initial
                                Financed  Vehicles or the related  Obligors  and
                                (vi) certain rights under the Sale and Servicing
                                Agreement,  to be dated as of  February  1, 1996
                                (the "Sale and Servicing Agreement"),  among the
                                Seller, the Servicer and the Trust.

                                From time to time on or before May 15, 1996, additional simple interest retail installment sale contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies received under the Subsequent Contracts on and after the related Subsequent Cut-off Dates, security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account. See "The Trust Property".

 The  Contracts ..........      The property of the Trust will consist primarily
                                of installment  sale contracts for  recreational
                                vehicles  originated  by  recreational   vehicle
                                dealers  ("Dealers")  in the ordinary  course of
                                business  and  acquired  by  CITSF  or  The  CIT
                                Group/Consumer  Finance,  Inc. (NY) ("CITCF-NY")
                                in the  ordinary  course  of its  business.  The
                                Financed  Vehicles  will consist of motor homes,
                                travel  trailers and other types of recreational
                                vehicles.  See "The Contract  Pool". On or prior
                                to the date of issuance of the  Securities  (the
                                "Closing  Date"),  CITCF-NY  will  sell  certain
                                contracts   that   will  constitute  a   portion
                                of    the  Initial   Contracts    to       CITSF

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                pursuant to a purchase agreement, to be dated as of February 1, 1996, and CITSF will sell the Initial Contracts to the Company pursuant to a purchase agreement, to be dated as of February 1, 1996 (the "Purchase Agreement"), and the Company will sell the Initial Contracts to the Trust pursuant to the Sale and Servicing Agreement.


                                As of the Initial Cut-off Date, the Initial Contracts had an aggregate principal balance of $181,744,965, a weighted average original maturity of 156 months and a remaining weighted average maturity of 148 months. The final scheduled payment date on the Initial Contract with the last maturity occurs in February 2011. See "The Contract Pool".

                                From time to time on or prior to May 15, 1996, pursuant to the Sale and Servicing Agreement, CITSF will be obligated to sell, and the Company will be obligated to purchase, subject to the satisfaction of certain conditions described therein, Subsequent Contracts at a purchase price equal to the aggregate principal amount thereof as of the first day in the related month of transfer designated by CITSF and the Company (each, a "Subsequent Cut-off Date"). A portion of such Subsequent Contracts may be acquired by CITSF from CITCF-NY. Pursuant to the Sale and Servicing Agreement and one or more subsequent transfer agreements (each, a "Subsequent Transfer Agreement") between the Company and the Trust, and subject to the satisfaction of certain conditions described therein, the Company will in turn sell the Subsequent Contracts to the Trust at a purchase price equal to the amount paid by the Company to CITSF for such Subsequent Contracts, which purchase price shall be paid from monies on deposit in the Pre-Funding Account. The aggregate principal balance of the Subsequent Contracts to be conveyed to the Trust during the Funding Period will not exceed $68,255,035. Subsequent Contracts will be transferred from CITSF to the Company and from the Company to the Trust on the Business Day specified by CITSF and the Company during the month in which the related Subsequent Cut-off Date occurs (each, a "Subsequent Transfer Date").

 The Pre-Funding Account ..     The Pre-Funding  Account will be maintained with
                                an Eligible  Institution  (as  defined  herein),
                                initially the Indenture  Trustee,  and the funds
                                on deposit  therein  will be invested  solely in
                                Permitted  Investments (as defined herein), that
                                mature not later than one  Business Day prior to
                                the next  succeeding  Distribution  Date,  until
                                they are applied by the Owner Trustee during
                                the  Funding  Period to pay to the  Company  the
                                purchase  price for  Subsequent  Contracts.  See
                                "The   Purchase   Agreements   and   the   Trust
                                Documents--Accounts." Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Contracts.

                                On the Closing Date the Pre-Funding Account will be created with an initial deposit, from the proceeds of the Securities, of $68,255,035 (the "Pre-Funded Amount"), representing 27.3% of the initial balance of the Securities. The "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under the Indenture, (iii) the date on which an Event of Termination occurs under the Sale and Servicing Agreement, (iv) the insolvency of the Company, CITSF, CITCF-NY or CIT or (v) the close of business on May 15, 1996. During the Funding Period, on one or more Subsequent


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                                Transfer  Dates,  the Pre-Funded  Amount will be
                                applied to purchase  Subsequent  Contracts  from
                                the  Company.   The  Company  expects  that  the
                                Pre-Funded Amount will be reduced to less than $100,000 by May 15, 1996, although no assurance can be given that this will in fact occur. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as principal
                                to   Noteholders   and   Certificateholders   in
                                accordance with the Pre-Funded Percentage (as hereinafter defined) on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.


Capitalized Interest
   Account ...............      On  the  Closing  Date  approximately  $ of  the
                                proceeds from the sale of the Securities will be
                                deposited  into  an  account  (the  "Capitalized
                                Interest  Account")  maintained with an Eligible
                                Institution,  initially the Indenture Trustee,in
                                the name of the Owner  Trustee  on behalf of the
                                Securityholders.   Amounts   deposited   in  the
                                Capitalized Interest Account will be used on the
                                March 15, 1996,  April 15, 1996 and May 15, 1996
                                Distribution  Dates, if applicable,  to fund the
                                excess,  if  any,  of  (i)  the  product  of (x)
                                one-twelfth of the weighted average of the Class
                                A Rate and the Pass-Through Rate as of the first
                                day of the related  Interest  Accrual Period and
                                (y) the undisbursed funds (excluding  investment
                                earnings) in the Pre-Funding  Account (as of the
                                last day of the related  Due  Period)  over (ii)
                                the amount of any  investment  earnings on funds
                                in the Pre-Funding Account that are available to
                                pay  interest  on the  Securities  on each  such
                                Distribution  Date.  On each  Distribution  Date
                                during the Funding  Period any amount  remaining
                                in the Capitalized Interest Account in excess of
                                the  Required  Capitalized  Interest  Amount (as
                                defined  under "The  Contract  Pool--Pre-Funding
                                Account; Capitalized Interest Account") shall be
                                released to the Affiliated Purchaser (as defined
                                herein).    Any   amounts   remaining   in   the
                                Capitalized  Interest Account on the last day of
                                the  Funding   Period  and  not  used  for  such
                                purposes  will be  deposited  in the  Collection
                                Account and will be available for distributions, as described herein, on the first Distribution
                                Date  thereafter  or, if the end of the  Funding
                                Period is on a Distribution Date, then on such date.

Distribution Dates .......      Payments  of  interest  and   principal  on  the
                                Securities  will be made on the fifteenth day of
                                each month or, if any such day is not a Business
                                Day  (as  hereinafter   defined),  on  the  next
                                succeeding  Business Day (each, a  "Distribution
                                Date"), commencing March 15, 1996. Payments on the Securities on each Distribution Date will be made to the holders of record of the related
                                Securities at the close of business on the day immediately preceding such Distribution Date or, in the event Definitive Securities have been issued, at the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date").

                                To the extent not previously paid in full prior to such time, the outstanding principal amount of the Class A Notes and the Certificates will be payable on the Distribution Date occurring in December 2011 (the "Class A Final Scheduled Distribution Date" and the "Certificate Final Scheduled Distribution Date").

                                A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Delaware, Illinois or Oklahoma are authorized by law, regulation or executive order to be closed.


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                                       6
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Interest Accrual Period ..      The  period for which  interest  is payable on a
                                Distribution Date on the Securities shall be the
                                one-month    period   from   the   most   recent
                                Distribution Date on which interest has been paid to but excluding the following Distribution Date, or in the case of the initial Distribution Date from February 15, 1996 to but excluding the initial Distribution Date (each, an "Interest Accrual Period").


Due Period ...............      With respect to any Distribution  Date, the "Due
                                Period" is the period during which principal, interest and fees will be collected on the Contracts for application towards the payment of principal and interest to the Securityholders and the payment of fees on such Distribution
                                Date. The "Due Period" will be the calendar month immediately preceding the Distribution
                                Date. The first Due Period will commence on and include February 1, 1996 and will end on and include February 29, 1996.

Determination Date .......      The  "Determination  Date" is the third Business
                                Day  prior to each  Distribution  Date.  On each
                                Determination  Date, the Indenture  Trustee will
                                determine the amount in the  Collection  Account
                                available  for   distribution   on  the  related
                                Distribution Date, allocate such amounts between
                                the Notes and the Certificates and make payments
                                to  Securityholders  all as described under "The
                                Purchase     Agreements     and    The     Trust
                                Documents--Distributions".

Terms of the Notes .......      The  principal  terms  of the  Notes  will be as
                                described below:

  A. Interest Rate ........     The Class A Notes will bear interest at the rate
                                of    % per annum (the "Class A Rate").


  B. Interest ............      Interest  accruing  during the related  Interest
                                Accrual  Period  (computed  on  the  basis  of a
                                360-day year consisting of twelve 30-day months)
                                will be paid to the Noteholders of record on the
                                related Record Date, on each Distribution  Date,
                                to the  extent of the  Available  Amount on such
                                Distribution  Date  (i) in an  amount  equal  to
                                one-twelfth  of the  product of the Class A Rate
                                and the  outstanding  principal  balance  on the
                                Notes,  as of the  preceding  Distribution  Date
                                (after   giving  effect  to   distributions   of
                                principal and interest to be made on such Distribution Date) or (ii) in the case of the first Distribution Date, in an amount equal to interest accruing at the Class A Rate from February 15, 1996 to but excluding the first
                                Distribution Date, on the outstanding principal balance of the Notes as of the Closing Date. See
                                "The Notes--Payment of Interest".


  C. Principal ...........      Principal  of the Notes  will be payable on each
                                Distribution  Date  in an  amount  equal  to the
                                Principal  Distribution  Amount,  calculated  as
                                described   under   "The    Notes--Payments   of
                                Principal",  to  the  extent  of  the  Available
                                Amount   (as   defined   under   "The   Purchase
                                Agreements         and         The         Trust
                                Documents--Distributions"    herein)   remaining
                                after the Servicer has been  reimbursed  for any
                                outstanding  Monthly  Advances and has been paid
                                the   Servicing   Fee   (including   any  unpaid
                                Servicing  Fee with respect to one or more prior
                                Due  Periods)  and  following  the   payment  of
                                interest due on the Notes on  such  Distribution
                                Date.

                                The unpaid principal balance of the Notes will be payable on the Class A Final Scheduled Distribution Date. See "The Notes--Payments of Principal".

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                                       7
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  D. Redemption ..........      The  Notes   will  be   subject   to   mandatory
                                redemption in part, on a pro rata basis, in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of Notes to be redeemed on such date will be an amount equal to the Pre-Funded Percentage allocable to the Notes of the amount then on deposit in the Pre-Funding Account. The "Pre-Funded Percentage" with respect to the Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal balance of the Notes or the Original Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal balance of the Notes and the initial Certificate Balance. See "The Notes--Redemption" and "Certain Information Regarding the Securities".

                                In the event of an Optional Purchase or Auction Sale, as described herein, the outstanding Notes will be redeemed, at a redemption price equal to the unpaid principal amount of the Class A Notes plus accrued and unpaid interest thereon at the Class A Rate. See "Summary--Optional Purchase of the Contracts", "--Auction Sale", "The Notes--Redemption" and "The Purchase Agreements and The Trust Documents--Insolvency Event".

                                If an Insolvency Event (as defined herein) with respect to the Affiliated Purchaser (as defined herein) occurs, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the Collection Account. If the proceeds from the liquidation of the Contracts and any amounts on deposit in the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, distributions will be made first, to the payment of interest and principal on the Notes and second, to the payment of interest and principal on the Certificates. In such event, the amount of principal returned to the Certificateholders will be reduced and such Certificateholders will incur a loss, except to the extent of payments to the Certificateholders from the Cash Collateral Account, subject to the Available Cash Collateral Amount. See "The Purchase Agreements and The Trust Documents--Insolvency Event".

Terms of the
  Certificates ...........      The principal terms of the Certificates  will be
                                as described below:

  A. Pass-Through Rate ...      The Certificates  will bear interest at the rate
                                of    % per annum (the "Pass-Through Rate").

  B. Interest ............      Interest  accruing  during the related  Interest
                                Accrual  Period  (computed  on  the  basis  of a
                                360-day year consisting of twelve 30-day months)
                                will be paid to the Certificateholders of record
                                on the related Record Date, on each Distribution
                                Date, to the extent of the  Available  Amount on
                                such Distribution Date (i) in an amount equal to
                                one-twelfth  of the product of the  Pass-Through
                                Rate  and  the  Certificate  Balance,  as of the
                                preceding Distribution Date (after giving effect
                                to distributions of principal and interest to be
                                made  on  such   Distribution   Date) or (ii) in

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                                the case of the first  Distribution  Date, in an
                                amount   equal  to  interest   accruing  at  the
                                Pass-Through Rate from February 15, 1996 to but excluding the first Distribution Date, on the
                                Original    Certificate    Balance.   See   "The
                                Certificates--Distribution   of  Interest".  The
                                "Certificate   Balance"   means   the   Original
                                Certificate   Balance   reduced   by   (i)   all
                                distributions allocable to principal actually made to Certificateholders, including payments of any Principal Liquidation Loss Amount and payments of any Principal Distribution Amount
                                made  to  the   Certificateholders   which   are
                                allocable  to  principal,   (ii)  the  aggregate
                                amount of all Principal Liquidation Loss Amounts
                                distributable  to   Certificateholders   to  the
                                extent such amounts have not been so  previously
                                distributed   and   (iii)   on  or   after   the
                                Distribution Date on which the Class A Notes have been paid in full (the "Cross-Over Date"),
                                the   aggregate    amount   of   all   Principal
                                Distribution     Amounts     distributable    to
                                Certificateholders  to the extent  such  amounts
                                have   not  been  so   previously   distributed.
                                Distributions of interest on the Certificates will be funded to the extent of the Available Amount after the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicer Payment and interest and principal has been paid in respect of the Notes on such Distribution Date or, to the extent such Available Amount is insufficient, will be funded through a payment from the Cash Collateral
                                Account,   subject   to   the   Available   Cash
                                Collateral  Amount  (as  hereinafter   defined),
                                under the circumstances  described  herein.  The
                                rights   of    Certificateholders   to   receive
                                distributions of interest will be subordinated to the rights of Noteholders to receive interest and principal, as described herein. See "The Certificates--Distributions of Interest".


  C. Principal ...........      On  each  Distribution  Date  on  or  after  the
                                Cross-Over  Date,  principal of the Certificates
                                will  be  payable,   subject  to  the  remaining
                                Available   Amount   and  the   Available   Cash
                                Collateral  Amount,  in an  amount  equal to the
                                Principal  Distribution  Amount with  respect to
                                such Distribution  Date. Such principal payments
                                will be  funded to the  extent of the  Available
                                Amount  remaining  after the  Servicer  has been
                                reimbursed for any outstanding  Monthly Advances
                                and has been paid the Servicer Payment,  and the
                                interest due on the  Certificates  has been paid
                                or,  to the  extent  such  Available  Amount  is
                                insufficient,  will be funded  through a payment
                                from the Cash Collateral Account, subject to the
                                Available  Cash  Collateral  Amount,  under  the
                                circumstances  described  herein.  The rights of
                                Certificateholders  to receive  distributions of
                                principal     (following    the    payment    of
                                distributions  of  interest  in  respect  of the
                                Certificates) will be subordinated to the rights
                                of  Noteholders  to  receive   distributions  of
                                interest and principal.


                                On each Distribution Date prior to the Cross-Over Date, the Certificateholders will be entitled to receive the Principal Liquidation Loss Amount for such Distribution Date. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicer Payment, the principal and interest due on the Notes has been paid and the interest on the Certificates has been paid or, to the extent that such remaining Available Amount is insufficient, will be funded through a payment from the Cash Collateral Account, subject to the


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                                       9
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                                Available  Cash  Collateral  Amount,  under  the
                                circumstances described herein. The "Principal Liquidation Loss Amount" for any Distribution Date will equal the amount, if any, by which the
                                sum  of  the  aggregate   outstanding  principal
                                balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution Date) exceeds the sum of the aggregate principal balance of the Contracts (the "Pool Balance") plus the amounts remaining on deposit in the Pre-Funding Account, if any, at the close of business on the last day
                                of  the  related  Due  Period.   The   Principal
                                Liquidation   Loss  Amount   represents   future
                                principal   payments  on  the  Contracts   that,
                                because of the subordination of the Certificates and liquidation losses on the Contracts, will not be paid to the Certificateholders. The Certificate Balance will be reduced to the
                                extent  that  prior  to  the   Cross-Over   Date
                                distributions are not made in respect of the Principal Loss Liquidation Amount and on or after the Cross-Over Date distributions are not made in respect of the Principal Distribution Amount. As a result of such reductions, less interest will accrue on the Certificates than would otherwise be the case.

                                In the event that the Certificates are outstanding on the Certificate Final Scheduled Distribution Date (after taking into account distributions on such date), the Owner Trustee will withdraw from the Cash Collateral Account (to the extent funds are available therefor in the Cash Collateral Account), and will deposit in the Certificate Distribution Account for distribution to the Certificateholders in retirement of the Certificates, an amount equal to the Certificate Balance.

D. Redemption ............      The  Certificates  will be subject to  mandatory
                                redemption in part, on a pro rata basis,  in the
                                event that any portion of the Pre-Funded  Amount
                                remains on deposit in the Pre-Funding Account at
                                the end of the  Funding  Period.  The  aggregate
                                principal  amount of Certificates to be redeemed
                                on such  date  will be an  amount  equal  to the
                                Pre-Funded    Percentage    allocable   to   the
                                Certificates  of the  amount  then on deposit in
                                the     Pre-Funding     Account.     See    "The
                                Certificates--Redemption"      and      "Certain
                                Information Regarding The Securities".

                                In the event of an Optional Purchase or Auction Sale, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate. See "Summary--Optional Purchase of the Contracts", "--Auction Sale", "The Certificates--Redemption" and "The Purchase Agreements and The Trust Documents--Insolvency Event".

Mandatory Prepayment .....      The Notes and the  Certificates  will be prepaid
                                in   part,   on  a  pro  rata   basis,   on  the
                                Distribution Date immediately succeeding the day
                                on  which  the  Funding  Period  ends (or on the
                                Distribution  Date on which the  Funding  Period
                                ends   if  the   Funding   Period   ends   on  a
                                Distribution Date) in the event that any portion
                                of the  Pre-Funded  Amount remains on deposit in
                                the  Pre-Funding  Account after giving effect to
                                the  acquisition  by the  Seller and the sale to
                                the Trust of all Subsequent Contracts, including
                                any such  acquisition and conveyance on the date
                                on which the Funding  Period ends. The amount to
                                be    distributed     to     Noteholders     and
                                Certificateholders  in connection  with any such
                                prepayment will equal the Pre-Funded  Percentage
                                allocable  to the  Notes  and the  Certificates,
                                respectively,   of  the   remaining   Pre-Funded
                                Amount.

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Subordination of
  the Certificates .......      The rights of the  Certificateholders to receive
                                distributions with respect to the Contracts will
                                be  subordinated  to the  rights  of the Class A
                                Noteholders,  to the  extent  described  herein.
                                This  subordination  is  intended to enhance the
                                likelihood   of  timely   receipt   by  Class  A
                                Noteholders  of the full amount of interest  and
                                principal  required  to be paid to them,  and to
                                afford   such   Class  A   Noteholders   limited
                                protection against losses in respect of the Contracts.

                                No distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest and principal on the Class A Notes payable on such Distribution Date has been distributed to the Class A Noteholders, other than payments from the Cash Collateral Account, and (ii) principal until the Class A Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.

                                The protection afforded to the Class A Noteholders by the subordination feature described above will be effected by the preferential right of the Class A Noteholders to receive, to the extent described herein, current distributions from collections on or in respect of the Contracts prior to the application of such collections to making payments in respect of the Certificates. There is no other protection against losses on the Contracts afforded the Class A Notes. The Cash Collateral Account will not be available to provide a source of funds to make payments of principal or interest on the Notes.


Cash Collateral Account ..      On the  Closing  Date,  an  account  (the  "Cash
                                Collateral   Account")   will   be   established
                                pursuant  to the Sale and  Servicing  Agreement.
                                The  Owner   Trustee  will  have  the  right  to
                                withdraw  (or  cause to be  withdrawn)  payments
                                from the Cash  Collateral  Account under certain
                                circumstances    specified   below.   The   Cash
                                Collateral Account will be funded on the Closing
                                Date in the amount of  $5,625,000  (the "Initial
                                Cash Collateral  Amount") from the proceeds of a
                                loan  (the  "Loan")  to be  made  by one or more
                                financial  institutions  selected by the Company
                                (the "Cash Collateral  Depositor") pursuant to a
                                Cash   Collateral   Agreement   among  the  Cash
                                Collateral Depositor, the Trust and the Servicer
                                (the  "Cash  Collateral  Agreement").  The  Cash
                                Collateral Depositor's only recourse against the
                                Trust for repayment of the Loan is from the Cash
                                Collateral   Account   Surplus  (as  hereinafter
                                defined),  certain investment  earnings on funds
                                deposited  in the Cash  Collateral  Account  and
                                payments from the Cash  Collateral  Account upon
                                maturity of the Loan,  in each case as set forth
                                in the Cash Collateral  Agreement.  With respect
                                to any  Distribution  Date, the amount available
                                to be withdrawn from the Cash Collateral Account
                                (the "Available  Cash  Collateral  Amount") will
                                equal  the  lesser  of  (i)  the  Required  Cash
                                Collateral Amount and (ii) the amount on deposit
                                in the Cash  Collateral  Account,  exclusive  of
                                interest and earnings thereon and any investment
                                losses and expenses and before  giving effect to
                                any  deposit  to be made to the Cash  Collateral
                                Account  on  such  Distribution   Date.  If  the
                                Available  Amount  on any  Distribution  Date is
                                insufficient (after reimbursing the Servicer for
                                Monthly  Advances to the extent  required by the
                                Sale  and   Servicing   Agreement,   paying  the
                                Servicer  Payment  and paying the  interest  and


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                                       11
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                                principal  due on the Notes) to pay the interest
                                and   principal   (including,   prior   to   the
                                Cross-Over Date, any Principal  Liquidation Loss
                                Amount)   required  to  be  distributed  on  the
                                Certificates on such Distribution Date, the Owner Trustee will withdraw (or cause to be withdrawn) from the Cash Collateral Account an amount equal to the lesser of the amount of such deficiency or the Available Cash Collateral Amount. See "The Purchase Agreement and The
                                Trust    Documents--Credit     Enhancement--Cash
                                Collateral Account" and "--Distributions". If the Available Cash Collateral Amount is zero, holders of the Certificates will bear the risk of loss resulting from default by Obligors (as hereinafter defined) and will have to look primarily to the value of the related Financed
                                Vehicles   for   recovery  of  the   outstanding
                                principal and unpaid interest on the Defaulted Contracts.

                                On each Distribution Date, the Servicer will deposit Excess Collections into the Cash Collateral Account in an amount sufficient to increase the amount on deposit in the Cash
                                Collateral Account to the Required Cash Collateral Amount and to make payments of principal or interest on the Loan as required by the Cash Collateral Agreement. Excess Collections, if any, not so required to be deposited in the Cash Collateral Account will be paid to the Affiliated Purchaser (as defined herein). "Excess Collections" for any Distribution Date will equal the amounts collected or deposited in respect of the Contracts in the related Due Period and which are remaining in the Collection Account on such Distribution Date after taking into account distributions to be made on the Securities and payments and reimbursements to be made to the Servicer on such Distribution Date. See "The Purchase Agreements and The Trust Documents--Distributions". The "Required Cash Collateral Amount" with respect to any Distribution Date means 2.25% of the Pool Balance as of the first day of the related Due Period, but in no event less than $1,875,000, subject to adjustment based on delinquencies and losses on the Contracts, provided that the Required Cash Collateral Amount shall never be greater than the outstanding balance of the Certificates and may be reduced from time to time if the Rating Agencies shall have given prior written notice to the Seller, the Servicer and the Issuer that such reduction will not result in a downgrade or withdrawal of the then current ratings of the Notes and the Certificates. See "The Purchase Agreement and The Trust Documents--Credit Enhancement--Cash Collateral Account".


                                If, on any Distribution Date, the Available Cash Collateral Amount (after taking into account any deposits to and withdrawals from the Cash Collateral Account pursuant to the Sale and Servicing Agreement on such Distribution Date) exceeds the Required Cash Collateral Amount for the next Distribution Date, such excess (the "Cash Collateral Account Surplus") will, to the extent required to make payments of principal and interest on the Loan, be withdrawn from the Cash Collateral Account and paid to the Cash Collateral Depositor. The balance, if any, of such excess will be withdrawn from the Cash Collateral Account and paid to the Affiliated Purchaser. See "The Purchase Agreement and The Trust Documents--Credit Enhancement--Cash
                                Collateral Account".

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                                       12
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Monthly Advances .........      With respect to each  Contract as to which there
                                has  been  an  Interest   Shortfall  during  the
                                related Due Period (other than an Interest Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction (as defined herein) during the related Due Period), the Servicer shall advance funds in the amount of such Interest Shortfall (each, a "Monthly Advance"), but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent collections with respect to interest on such Contract made by or on
                                behalf   of   the   obligor    thereunder   (the
                                "Obligor"),    net   liquidation   proceeds   or
                                insurance   proceeds   with   respect   to  such
                                Contract. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Contract. If the Servicer determines in its good faith judgment that an
                                unreimbursed    Monthly    Advance   shall   not
                                ultimately be recoverable from such collections,
                                the  Servicer   shall  be  reimbursed  for  such
                                Monthly   Advance   from   collections   on  all
                                Contracts. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The Servicer
                                will  not  advance   funds  in  respect  of  the
                                principal component of any scheduled payment. See "The Purchase Agreements and The Trust
                                Documents--Monthly     Advances".      "Interest
                                Shortfall" means with respect to any Contract and any Distribution Date, the excess of (x) the sum of (i) the product of one-twelfth of the weighted average of the Pass-Through Rate and the Class A Rate multiplied by the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be) and (ii) the product of (A) one-twelfth of the Servicing Fee Rate and (B) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be), over (y) the amount of interest, if any, collected on such Contract in the related Due Period.

Non-Reimbursable
  Payments ...............      With respect to each  Contract as to which there
                                has been an  Interest  Shortfall  in the related
                                Due Period  arising from either a prepayment  in
                                full of such  Contract or a Relief Act Reduction
                                in  respect  of such  Contract  during  such Due
                                Period,  the Sale and Servicing  Agreement  will
                                require  the   Servicer  to  deposit   into  the
                                Collection   Account   on   the   Business   Day
                                immediately preceding the following Distribution
                                Date,    without   the   right   of   subsequent
                                reimbursement,  an amount equal to such Interest
                                Shortfall (a "Non-Reimbursable Payment").


Servicing Fees ...........      The  Servicer  shall  receive a monthly fee (the
                                "Servicing  Fee"),  payable on each Distribution
                                Date, equal to the sum of (i) one-twelfth of the
                                product of 1.00% (the  "Servicing Fee Rate") and
                                the  Pool  Balance  as of  the  last  day of the
                                second  preceding Due Period (or, in the case of
                                the first  Distribution  Date, as of the Initial
                                Cut-off Date) and (ii) any  investment  earnings
                                on amounts on deposit in the Collection Account,
                                the   Note   Distribution    Account   and   the
                                Certificate  Distribution  Account. In addition,
                                the  Servicer  will be  entitled  to collect and
                                retain  any  late  fees,   prepayment   charges,


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                                       13

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                                extension fees or other  administrative  fees or
                                similar charges allowed by applicable law with respect to the Contracts ("Late Fees"). See "The
                                Purchase     Agreements     and    The     Trust
                                Documents--Servicing Compensation".


Optional Purchase
   of the Contracts ......      At  its  option,  CITSF  may  purchase  all  the
                                Contracts on any Distribution Date following any
                                Record Date on which the Pool  Balance is 10% or
                                less of the Initial Pool Balance,  at a purchase
                                price   determined   as  described   under  "The
                                Purchase     Agreements     and    The     Trust
                                Documents--Termination."   The   "Initial   Pool
                                Balance"  equals the sum of (i) the Pool Balance
                                as of the  Initial  Cut-off  Date  and  (ii) the
                                aggregate  principal  balance of all  Subsequent
                                Contracts   added  to  the  Trust  as  of  their
                                respective  Subsequent  Cut-off  Dates.

Auction Sale .............      Within  ten  days  after  a  Distribution   Date
                                following  the  Record  Date on  which  the Pool
                                Balance  is 5%  or  less  of  the  Initial  Pool
                                Balance, the Indenture Trustee (or, if the Notes
                                have  been  paid in full and the  Indenture  has
                                been  discharged in  accordance  with its terms,
                                the Owner  Trustee)  shall  solicit bids for the
                                purchase  of  the  Contracts  remaining  in  the
                                Trust. In the event that  satisfactory  bids are
                                received   as   described   in   "The   Purchase
                                Agreements         and         The         Trust
                                Documents--Termination,"  the net sale  proceeds
                                will be distributed to  Securityholders,  in the
                                same order of priority as  collections  received
                                in  respect  of the  Contracts,  on  the  second
                                Distribution  Date  succeeding such Record Date.
                                If  satisfactory  bids  are not  received,  such
                                Trustee  shall decline to sell the Contracts and
                                shall not be under any obligation to solicit any
                                further bids or otherwise  negotiate any further
                                sale  of  the   Contracts.   See  "The  Purchase
                                Agreements         and         The         Trust
                                Documents--Termination".

  Ratings ................      It  is  a  condition  to  the  issuance  of  the
                                Securities  that  the  Class A Notes be rated in
                                the  highest  rating  category  by at least  one
                                nationally  recognized  rating agency  (each,  a
                                "Rating  Agency") and the  Certificates be rated
                                in at least the third highest rating category by
                                at least one Rating  Agency.  The ratings of the
                                Class A Notes  will be  based  primarily  on the
                                value of the Initial Contracts,  the Pre-Funding
                                Account   and  the  terms  of  the   Securities,
                                including the subordination provided by the Certificates. The ratings of the Certificates will be based primarily on the Cash Collateral
                                Account. The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee as described above under "Auction
                                Sale" or "Optional  Purchase of the  Contracts".
                                See "Ratings".

                                There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgement, circumstances so warrant. In the event that the rating initially assigned to the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance whether any other rating agency will rate the Class A Notes or the Certificates, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

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                                       14

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Certain Federal Income
  Tax Considerations .....      For Federal  income tax purposes:  (1) the Notes
                                will  constitute   indebtedness;   and  (2)  the
                                Certificates  will  constitute  interests  in  a
                                trust  fund  that  will  not  be  treated  as an
                                association  taxable  as  a  corporation.   Each
                                Noteholder,  by acceptance of a Note, will agree
                                to treat  the  Notes as  indebtedness,  and each
                                Certificateholder,   by  the   acceptance  of  a
                                Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for Federal income tax purposes. See
                                "Certain Federal Income Tax Consequences".

ERISA Considerations .....      Subject  to  certain  considerations   discussed
                                under"ERISA  Considerations"  herein,  the Notes
                                will  be  eligible   for  purchase  by  employee
                                benefit  plans that are subject to the  Employee
                                Retirement Income Security Act of 1974, as amended ("ERISA").

                                Employee benefit plans subject to ERISA will not be eligible to purchase the Certificates.


                                Any benefit plan fiduciary considering the purchase of the Notes should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations".


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                                       15

                                  RISK FACTORS

      Prospective   Securityholders  should  consider  the  following  risks  in connection with the purchase of the Securities:

      1. Limited Obligations. The Securities will not represent an interest in or an obligation of The CIT Group Holdings, Inc. ("CIT"), The CIT Group Securitization Corporation II (the "Company"), the Affiliated Purchaser (as hereinafter defined) or any Servicer (including The CIT Group/Sales Financing, Inc. ("CITSF")). The Securities will not be insured or guaranteed by any government agency or instrumentality, CIT or any of its affiliates, including the Company, the Affiliated Purchaser and CITSF, the Underwriters (as hereinafter defined) or any of their affiliates, or any other Servicer or any of its affiliates.


      2. Risk of Loss. An investment in the Securities may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of installment sale contracts secured by recreational vehicles. The credit criteria and underwriting guidelines under which CITSF originates recreational vehicle installment sale contracts were changed in 1994. The delinquency and loan loss experience for CITSF's portfolio will be affected by this change in credit criteria. See "The CIT Group/Sales Financing, Inc., Servicer--Delinquency, Loan Loss and Liquidation Experience" herein. Because the market value of recreational vehicles generally declines with age and because of the Trustees' lack of a first perfected security interest in the Financed Vehicles in certain states, the Servicer may not recover the entire amount owing under a Defaulted Contract (as hereinafter defined). See "Certain Legal Aspects of the Contracts." In such a case, the Securityholders may suffer a corresponding loss. The market value of the Financed Vehicles could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high liquidation losses on the Contracts will have the effect of reducing, and could eliminate (a) the protection against loss afforded to the Noteholders by the subordination of the Certificates and (b) the protection against loss afforded to the Certificateholders by the Available Cash Collateral Amount (as hereinafter defined). If the Certificate Balance is reduced to zero, the holders of the Notes will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the Defaulted Contracts. If the Available Cash Collateral Amount is reduced to zero, holders of the Certificates will bear the risk of loss resulting from default by Obligors (as hereinafter defined) and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the Defaulted Contracts.

      3. Security Interests and Certain Other Aspects of the Contracts. Each Contract will be secured by a security interest in a Financed Vehicle. Perfection of security interests in the Financed Vehicles and enforcement of rights to realize upon the value of the Financed Vehicles as collateral for the Contracts are subject to a number of state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes. The steps necessary to perfect the security interest in a Financed Vehicle vary from state to state. All Contracts in the Contract Pool were purchased by CITSF or The CIT Group/Consumer Finance, Inc.
(NY) ("CITCF-NY") from recreational vehicle dealers ("Dealers") and name the Dealer as obligee and as secured party. All Contracts in the Contract Pool were assigned by the related Dealer to CITSF or CITCF-NY. In each case, CITSF or CITCF-NY is named as the secured party on the certificate of title for the related Financed Vehicle. Because of the expense and administrative inconvenience involved, CITSF will not amend any certificate of title to name the Company or either Trustee as the lienholder and the Company will not deliver any certificate of title to either Trustee or note thereon either Trustee's interest. Consequently, in some states, in the absence of such an amendment to the certificate of title to reflect the successive assignments to the Company, the Owner Trustee and the Indenture Trustee, the security interest in the Financed Vehicle may not be effective, or such security interest may not be perfected, and the assignment of the security interest in the Financed Vehicle to the Owner Trustee and the Indenture Trustee may not be effective against other creditors of the related Obligor or a trustee in bankruptcy.


      In addition, numerous federal and state consumer protection laws impose requirements on lenders under installment sale contracts, such as the Contracts, and the failure by the seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right to set-off against claims by such assignees. These laws would apply to the Trust as assignee of the Contracts. From time to time, CITSF has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. See "Risk Factors--Litigation." Pursuant to the Sale and Servicing Agreement, CITSF will represent and warrant as of the Initial Cut-off Date with respect to each Initial Contract, and as of the related Subsequent Cut-off Date with respect to each Subsequent Contract, that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Financed Vehicle securing a Contract. A breach by CITSF of any such warranty that materially and adversely affects the Trust's interest in any Contract would require CITSF to repurchase such Contract unless such breach is cured within 90 days. If CITSF does not honor its purchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Financed Vehicle securing such Contract. Certain other factors may limit the ability of the Securityholders to realize upon the Financed Vehicles or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts".


      Under California law and most state vehicle dealer licensing laws, sellers of recreational vehicles are required to be licensed to sell vehicles at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and assignment of retail installment sale contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract. The Trust and the Company may not have obtained all licenses required under any federal or state consumer laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement of such rights. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the obligor may be able to assert a defense against the seller of the Financed Vehicle. See "Certain Legal Aspects of the Contracts".


      4. Certain Matters Relating to Insolvency. CITSF and the Company intend that each transfer of Contracts from CITCF-NY to CITSF and from CITSF to the Company and from the Company to the Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITCF-NY, CITSF or the Company, or CITCF-NY, CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITCF-NY to CITSF or by CITSF to the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Insolvency".


      The CIT GP Corporation II, a Delaware corporation and a wholly owned subsidiary of CIT (the "Affiliated Purchaser"), will purchase at least 1% of the principal balance of the Certificates. The Affiliated Purchaser will have the same rights with regard to the Trust as all other Certificateholders based on its percentage ownership of the Certificate Balance. The Trust Agreement will provide that if an Insolvency Event (as defined herein) with respect to the Affiliated Purchaser occurs, subject to certain conditions, the Trust will dissolve. Certain steps have been taken in structuring the transactions contemplated hereby that are intended to make it less likely that an Insolvency Event with respect to the Affiliated Purchaser will occur. These steps include the formation of the Affiliated Purchaser as a separate, limited-purpose corporation pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Affiliated Purchaser's business and a restriction on the Affiliated Purchaser's ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar applicable state laws ("Insolvency Laws") without the prior affirmative unanimous vote of its directors). However, there can be no assurance that the activities or liabilities of the Affiliated Purchaser would not result in an Insolvency Event.

      If an Insolvency Event with respect to the Affiliated Purchaser occurs, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the Collection Account. If the proceeds from the liquidation of the Contracts and any amounts on deposit in the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, distributions will be made first, to the payment of interest and principal on the Notes and second, to the payment of interest and principal on the Certificates. In such event, the amount of principal returned to the Certificateholders will be reduced and such Certificateholders will incur a loss, except to the extent of payments to the Certificateholders from the Cash Collateral Account, subject to the Available Cash Collateral Amount. See "The Purchase Agreements and The Trust Documents--Insolvency Event".


     5. Limited Liquidity. Salomon Brothers Inc and UBS Securities Inc. (the "Underwriters") intend to make a secondary market in the Securities, but have no obligation to do so. There can be no assurance that a secondary market will develop for the Securities or, if it does develop, that it will provide the Holders of the Securities with liquidity of investment or that it will remain for the term of the Securities.

      6. The Subsequent Contracts and the Pre-Funding Account. The conveyance of Subsequent Contracts by CITSF during the Funding Period is subject to the conditions described herein under "The Contract Pool". If CITSF does not originate Contracts satisfying such criteria during the Funding Period, CITSF will have insufficient contracts to sell to the Trust on Subsequent Transfer Dates, thereby resulting in prepayments of principal to Noteholders and Certificateholders as described below.


      To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the Trust by the end of the Funding Period, Noteholders and Certificateholders will receive a prepayment of principal in an amount equal to the Pre-Funded Percentage allocable to the Noteholders and the Certificateholders, respectively, of the Pre-Funded Amount remaining in the Pre-Funding Account at such time, which prepayment will be made on the first Distribution Date following the end of the Funding Period or, if the Funding Period ends on a Distribution Date, on such date. The "Pre-Funded Percentage" with respect to the Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal balance of the Notes or the initial Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal balance of the Notes and the initial Certificate Balance. It is anticipated that the principal amount of Subsequent Contracts purchased by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders and the Certificateholders at the end of the Funding Period.


      Each Subsequent Contract must satisfy the eligibility criteria specified herein and in the Sale and Servicing Agreement at the time of its addition. The Company (the seller of any Subsequent Contracts to the Trust) will certify that all such eligibility criteria have been satisfied and CITSF (the seller of any Subsequent Contracts to the Company) will certify that all conditions precedent to the sale of the Subsequent Contracts to the Trust have been satisfied. It is a condition to the sale of any Subsequent Contracts to the Trust that neither Rating Agency, after receiving prior notice of the proposed transfer of Subsequent Contracts to the Trust, shall have advised the Seller or the Trustees that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates. Following the transfer of Subsequent Contracts to the Contract Pool the aggregate characteristics of the Contracts then held in the Contract Pool may vary from those of the Initial Contracts included therein.

      The ability of the Trust to invest in Subsequent Contracts is largely dependent upon whether CITSF is able to originate recreational vehicle contracts that meet the requirements for transfer on a Subsequent Transfer Date under a Subsequent Purchase Agreement transferring Subsequent Contracts from CITSF to the Company and under the Sale and Servicing Agreement. The ability of CITSF to originate such contracts may be affected by a variety of economic and social factors. Moreover, such factors may affect the ability of the Obligors thereunder to perform their obligations thereunder which may cause contracts originated by CITSF or its affiliates to fail to meet the requirements for transfer under the Subsequent Purchase Agreement or the Sale and Servicing Agreement. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.

However, CITSF is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect CITSF's ability to originate Subsequent Contracts.


      7. Prepayment from the Pre-Funding Account. To the extent that the Pre-Funded Amount has not been fully applied by the Trust to purchase Subsequent Contracts by the end of the Funding Period, the amount remaining on deposit in the Pre-Funding Account will be payable as principal to Noteholders and Certificateholders in accordance with the Pre-Funded Percentage (as defined herein) on the first Distribution Date following the end of the Funding Period, or, if the end of the Funding Period is on a Distribution Date, then on such date.

      In the event that amounts remain on deposit in the Pre-Funding Account at the end of the Funding Period and are applied to the payment of principal to the Noteholders and Certificateholders, such partial retirement of the Notes and Certificates will shorten the average life of the Securities and may cause the Noteholders and Certificateholders to experience a lower yield on the Securities. In addition, any reinvestment risk resulting from such partial retirement will be borne by the holders of such Securities.

      8. Limited Assets. Although the Trust will covenant to sell the Contracts if directed to do so by the Indenture Trustee in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, there is no assurance that the market value of the Contracts will at any time be equal to or greater than the aggregate outstanding principal balance of the Notes. Therefore, upon an Event of Default with respect to the Notes there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Class A Final Scheduled Distribution Date.

      Funds on deposit in the Cash Collateral Account which are available to pay principal and interest on the Certificates on any Distribution Date will not exceed the Available Cash Collateral Amount for such Distribution Date. In addition, amounts to be deposited in the Cash Collateral Account are limited and will be reduced as the Pool Balance is reduced. If funds in the Cash Collateral Account are exhausted, the Trust will depend solely on payments on or with respect to the Contracts, Monthly Advances and Non-Reimbursable Payments (as hereinafter defined) to make distributions to the Certificateholders.


      9. Geographic Concentration of Recreational Vehicles. A significant concentration of the Initial Contracts have Obligors with mailing addresses in the states of California, Texas, Arizona, Florida and Missouri. Based on the Initial Cut-off Date Pool Principal Balance, 18.1%, 11.7%, 7.4%, 6.7% and 5.5% of the Initial Contracts have Obligors with mailing addresses in California, Texas, Arizona, Florida and Missouri, respectively. Because of the relative lack of geographic diversity, losses on the related Contracts may be higher than would be the case if there were more diversification. The economies of such states may be adversely affected to a greater degree than that of other areas of the country by certain regional economic conditions. An economic downturn in California, Texas, Arizona, Florida or Missouri may have an adverse effect on the ability of Obligors in such states to meet their payment obligations under the Contracts.


      10. Litigation. In June, 1995, a suit, Harvey Travis et al. v. The CIT Group Sales Financing, Inc., et al., Civil Action No. CV-95-P-1544-S, was filed in the United States District Court for the Northern District of Alabama, against CITSF, its force-placed insurance carrier and another lender. Plaintiffs in this action allege primarily that force-placed insurance coverage on manufactured homes was placed by defendants in a manner which caused plaintiffs and other borrowers to be charged or assessed for excessive premiums and that there was inadequate disclosure regarding certain fees charged and commissions earned in connection therewith. In their complaint, plaintiffs ask that a class action be certified, with the class to be comprised of individuals against whom monetary charges alleged to be excessive have been assessed and/or collected by CITSF and/or the other defendants for the purchase of force-placed insurance in connection with consumer installment transactions with CITSF and/or the other defendants. It cannot at this time be determined whether there is any basis for a class action. The allegations of the complaint are very general and discovery has only recently commenced. However, based on what it knows at this time, the management of CITSF has no reason to believe that this case will have a material effect upon CITSF's financial condition or results of operations.

      As of the Initial Cut-off Date, force-placed insurance has not been obtained on any of the Initial Contracts and as of the Subsequent Cut-off Date, force-placed insurance will not have been obtained on any of the Subsequent Contracts. Historically, CITSF has force-placed insurance on a relatively small percentage of its retail installment sales contracts relating to recreational vehicles. The Servicer, however, may force-place insurance on the Contracts once they are owned by the Trust as described under "The Purchase Agreements and the Trust Documents--Physical Damage Insurance" and there can be no assurance as to the number or principal balance of the Contracts that may become subject to force-placed insurance. In the event that the Servicer fails to comply with the provisions of the Sale and Servicing Agreement relating to force-placed insurance with respect to any Contract and such failure materially and adversely affects the Trust's interest in such Contract, the Servicer will be required to purchase such Contract in accordance with the terms of the Sale and Servicing Agreement.

                          STRUCTURE OF THE TRANSACTION


      The Issuer, CIT RV Owner Trust 1996-A (the "Issuer" or the "Trust"), is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement"), to be dated as of February 1, 1996 between the Seller and The Bank of New York (Delaware), acting thereunder not in its individual capacity but solely as trustee of the Trust (the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The Trust will initially be capitalized with equity equal to $13,750,000 (the "Original Certificate Balance"). Certificates with an aggregate original principal balance of at least $137,500 will be sold to the Affiliated Purchaser and Certificates representing the remainder of the Original Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Affiliated Purchaser, the Seller, the Servicer or their affiliates. The equity in the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Contracts from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposit of the Pre-Funded Amount.

      The Trust's principal offices are in Newark, Delaware in care of The Bank of New York (Delaware) as Owner Trustee, at the address listed in "--The Owner Trustee" below.


Capitalization of the Trust

      The following table illustrates the capitalization of the Trust as of the Initial Cut-off Date, as if the issuance and sale of the Notes and the Certificates offered hereby had taken place on such date:


            Class A    % Asset Backed Notes ................  $236,250,000
                % Asset Backed Certificates ................  $ 13,750,000
                                                              ------------
            Total ..........................................  $250,000,000
                                                              ============


The Owner Trustee


     The Bank of New York (Delaware) is the Owner Trustee under the Trust Agreement. The Bank of New York (Delaware) is a Delaware banking corporation and a wholly-owned subsidiary of The Bank of New York. The principal offices of The Bank of New York (Delaware) are located at White Clay Center, Route 273, Newark, Delaware 19711. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY

      The Notes are an obligation of the Trust and will be secured by the assets of the Trust (other than the Certificate Distribution Account and the Cash Collateral Account). Each Certificate represents a fractional undivided interest in the Trust. The Trust property will include, among other things, (i) a pool (the "Contract Pool") of simple interest retail installment sale contracts secured by new and used recreational vehicles between Dealers and Obligors, consisting of the Initial Contracts and the Subsequent Contracts; (ii) all monies received under the Initial Contracts on or after the Initial Cut-off Date and the Subsequent Contracts on or after the related Subsequent Cut-off Date;
(iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement (including all investments in such accounts and all income from the funds therein and all proceeds thereof, other than investment earnings on the Cash Collateral Account) as described herein; (iv) all monies on deposit in the Pre-Funding Account, the Cash Collateral Account and the Capitalized Interest Account (as defined herein) (including all investments in such accounts and all income from the funds therein and all proceeds thereof, other than investment earnings on the Cash Collateral Account); (v) security interests in the Financed Vehicles and any accessions thereto; (vi) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (vii) the rights of the Trust under the Sale and Servicing Agreement; and (viii) any and all proceeds of the foregoing.

                                THE CONTRACT POOL
General


      The Contract Pool will initially consist of 7,064 conventional fixed-rate simple interest installment sale contracts secured by recreational vehicles (collectively, the "Initial Contracts") having an aggregate unpaid principal balance as of the Initial Cut-off Date of $181,744,965 (the "Initial Cut-off Date Pool Principal Balance"). For the purposes of the discussion of the characteristics of the Initial Contracts on the Initial Cut-off Date contained herein, the principal balance of each Initial Contract is the unpaid principal balance as of the Initial Cut-off Date.

      In addition to the Initial Contracts sold by the Company to the Trust on the Closing Date, the Trust is expected to purchase from the Company additional conventional fixed-rate simple interest installment sale contracts secured by recreational vehicles from time to time on or before the May 15, 1996 Distribution Date (collectively, the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts"). The Subsequent Contracts to be purchased by the Trust, if available, will be purchased by CITSF from CITCF-NY or Dealers and sold by CITSF to the Company and by the Company to the Trust. Accordingly, the statistical characteristics of the Contract Pool will vary as of any Subsequent Cut-off Date upon the acquisition of such Subsequent Contracts.


      CITSF will sell the Initial Contracts to the Company pursuant to a Purchase Agreement to be dated as of February 1, 1996 (the "Purchase Agreement") and the Company will sell the Initial Contracts to the Trust pursuant to the Sale and Servicing Agreement to be dated as of February 1, 1996 (the "Sale and Servicing Agreement"), among the Seller, the Servicer, and the Trust. CITSF will sell any Subsequent Contracts to the Company pursuant to a Subsequent Purchase Agreement and the Company will sell any Subsequent Contracts to the Trust pursuant to a Subsequent Transfer Agreement.


      The obligation of the Trust to purchase the Subsequent Contracts is subject to the following requirements: (i) such Subsequent Contracts must satisfy the representations and warranties specified in the Sale and Servicing Agreement; (ii) such Subsequent Contracts will not be selected by either CITSF or the Seller in a manner that it believes is adverse to the interests of the Securityholders; (iii) the weighted average Contract Rate of the Contracts (including the related Subsequent Contracts) is not less than 9.85%; (iv) the weighted average remaining term of the Contracts (including the Subsequent Contracts) as of the related Subsequent Transfer Date is not greater than 157 months; (v) the Seller and the Trustees shall not have been advised by any Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates; (vi) the Owner Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the Subsequent Transfer Agreement relating to such conveyance of Subsequent Contracts; (vii) each Subsequent Contract will be originated in the

United States of America; (viii) each Subsequent Contract will have a Contract Rate of at least 8.25%; (ix) each Subsequent Contract will provide for level monthly payments which provide interest at the related Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than 180 months; (x) as of the related Subsequent Cut-off Date, the most recent scheduled payment of principal and interest on each Subsequent Contract will have been made by or on behalf of the related Obligor or will not have been delinquent more than 30 days; (xi) no Subsequent Financed Vehicle will have been repossessed without reinstatement as of the related Subsequent Cut-off Date; (xii) as of the related Subsequent Cut-off Date, no Obligor on any Subsequent Contract will be the subject of a bankruptcy proceeding; (xiii) as of the related Subsequent Cut-off Date, each Subsequent Contract will have a remaining principal balance of not less than $1,000 and not more than $300,000; (xiv) the payment date on the Subsequent Contract with the latest scheduled payment date will not be later than May 2011; (xv) no more than 37% of the Contracts, based on the Subsequent Cut-off Date Pool Principal Balance (including the related Subsequent Contracts) are Contracts secured by used Financed Vehicles; and (xvi) such other requirements as the Rating Agencies shall request. The Subsequent Financed Vehicles will consist of motor homes, travel trailers and other types of recreational vehicles. Each of the Subsequent Contracts will have been originated by CITSF using the underwriting standards described under "The CIT Group/Sales Financing, Inc., Servicer--CITSF's Underwriting Guidelines."


      Because the Subsequent Contracts may be originated after the Initial Contracts, following their conveyance to the Trust, the characteristics of the Contracts, including the Subsequent Contracts, may vary from those of the Initial Contracts.


      The Initial Contracts were purchased by CITSF or CITCF-NY from Dealers in the ordinary course of business. The Initial Contracts were selected from CITSF's portfolio of recreational vehicle installment sale contracts based on several criteria, including the following: (i) each Initial Contract was originated in the United States of America; (ii) each Initial Contract has a Contract Rate equal to or greater than 8.25%; (iii) each Initial Contract provides for level monthly payments which include interest at the related Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than 180 months; (iv) as of the Initial Cut-off Date the most recent scheduled payment of principal and interest on each Initial Contract was made by or on behalf of the related Obligor or was not delinquent more than 30 days; (v) no Initial Financed Vehicle has been repossessed without reinstatement as of the related Initial Cut-off Date; (vi) as of the Initial Cut-off Date no Obligor on any Initial Contract was the subject of a bankruptcy proceeding; and (vii) as of the Initial Cut-off Date each Initial Contract has a remaining principal balance of not less than $1,000 and not more than $300,000. The Initial Financed Vehicles consist of motor homes, travel trailers and other types of recreational vehicles.


      All of the Initial Contracts are, and all of the Subsequent Contracts will be, Simple Interest Contracts. A "Simple Interest Contract" is a Contract as to which interest accrues on a simple interest method (i.e., the interest portion of each monthly payment equals the interest on the outstanding principal balance of the related Contract for the number of days since the most recent payment made on such Contract and the balance, if any, of such monthly payment is applied to principal).


      The Initial Contracts were first entered onto CITSF'S or CITCF-NY's servicing system (which, typically, represents the date on which CITSF or CITCF-NY funds the purchase of such Contracts from Dealers) between January 1994 and January 1996. All Initial Contracts are installment sale contracts secured by recreational vehicles originated by a Dealer in the ordinary course of its business and purchased by CITCF-NY or CITSF in the ordinary course of its business.

      Approximately 71.11%, 26.74% and 2.15% of the Initial Cut-off Date Pool Principal Balance represented Contracts secured by motor homes, travel trailers and other types of recreational vehicles, respectively. Approximately 67.77% of the Initial Contracts, by Initial Cut-off Date Pool Principal Balance, represented financing of recreational vehicles which were new and approximately 32.23% represented financing of recreational vehicles which were used at the time the related Initial Contract was originated. As of the Initial Cut-off Date, the average outstanding principal balance of the Initial Contracts secured by motor homes, travel trailers and other types of recreational vehicles was $39,221, $14,800 and $8,059, respectively.

      The Obligors under the Initial Contracts have mailing adresses in 50 states. As of the Initial Cut-off Date, approximately 18.13% of the Initial Contracts, based upon Initial Cut-off Date Pool Principal Balance, had Obligors with mailing addresses in the State of California, approximately 11.70% had Obligors with mailing addresses in the State of Texas, approximately 7.39% had Obligors with mailing addresses in the State of Arizona, approximately 6.73% had Obligors with mailing addresses in the State of Florida and approximately 5.49% had Obligors with mailing addresses in the State of Missouri. Each other state accounts for less than 5.00% of the Initial Contracts, based upon Initial Cut-off Date Pool Principal Balance.

      All Initial Contracts have a Contract Rate of at least 8.25%. As of the Initial Cut-off Date, the Initial Contracts have remaining maturities of at least 8 months but not more than 180 months, original maturities of at least 12 months but not more than 180 months, and a weighted average remaining term to stated maturity of 148 months. As of the Initial Cut-off Date, the weighted average contract rate of the Initial Contracts was 10.00%. The final scheduled payment dates on the Initial Contracts range from September 1996 to February 2011. The average remaining principal balance per contract, as of the Initial Cut-off Date, was $25,728 and the outstanding principal balances of the Initial Contracts, as of the Initial Cut-off Date, ranged from $1,021 to $249,295. The weighted average original term to maturity of the Initial Contracts was 156 months.


      Set forth below is a description of certain characteristics of the Initial Contracts.

                Geographical Distribution of Initial Contracts(1)



                                                                                                                % of Contract
                                                          % of Contract                                            Pool by
                                 Number of               Pool by Number            Aggregate Principal         Principal Balance
                                  Initial                  of Initial              Balance Outstanding            Outstanding
                              Contracts As of            Contracts As of                  As of                      As of
State                      Initial Cut-off Date       Initial Cut-off Date        Initial Cut-off Date       Initial Cut-off Date
-----                      --------------------       --------------------        --------------------       --------------------

Alabama ................            101                        1.43%                     $ 2,131,505                   1.17%
Alaska .................              6                        0.09                          147,185                   0.08
Arizona ................            483                        6.84                       13,437,756                   7.39
Arkansas ...............             55                        0.78                        1,628,426                   0.90
California .............          1,410                       19.96                       32,942,802                  18.13
Colorado ...............            290                        4.11                        6,743,857                   3.71
Connecticut ............            133                        1.88                        2,879,030                   1.58
Delaware ...............             10                        0.14                          366,885                   0.20
Florida ................            425                        6.02                       12,231,985                   6.73
Georgia ................            102                        1.44                        2,497,871                   1.37
Hawaii .................              1                        0.01                            8,185                   0.01
Idaho ..................             31                        0.44                          779,395                   0.43
Illinois ...............            100                        1.42                        3,296,939                   1.81
Indiana ................             26                        0.37                          716,703                   0.39
Iowa ...................             29                        0.41                        1,173,628                   0.65
Kansas .................            193                        2.73                        4,422,028                   2.43
Kentucky ...............             13                        0.19                          444,424                   0.24
Louisiana ..............             99                        1.40                        2,794,248                   1.54
Maine ..................             20                        0.28                          544,415                   0.30
Maryland ...............            152                        2.15                        3,303,370                   1.82
Massachusetts ..........            102                        1.44                        2,636,695                   1.45
Michigan ...............             39                        0.55                        1,453,391                   0.80
Minnesota ..............             23                        0.33                          652,576                   0.36
Mississippi ............             50                        0.71                        1,158,130                   0.64
Missouri ...............            468                        6.63                        9,986,220                   5.49
Montana ................             26                        0.37                        1,186,418                   0.65
Nebraska ...............             34                        0.48                          959,164                   0.53
Nevada .................            168                        2.38                        4,204,327                   2.31
New Hampshire ..........             42                        0.59                        1,153,968                   0.64
New Jersey .............             56                        0.79                        1,536,582                   0.85
New Mexico .............            162                        2.29                        3,894,934                   2.14
New York ...............            106                        1.50                        2,730,695                   1.50
North Carolina .........            121                        1.71                        2,605,451                   1.43
North Dakota ...........              3                        0.04                           41,667                   0.02
Ohio ...................             28                        0.40                        1,558,582                   0.86
Oklahoma ...............            405                        5.73                        8,930,385                   4.92
Oregon .................            188                        2.66                        6,636,983                   3.65
Pennsylvania ...........             81                        1.15                        2,615,398                   1.44
Rhode Island ...........             13                        0.19                          365,134                   0.20
South Carolina .........             51                        0.72                          997,409                   0.55
South Dakota ...........              8                        0.11                          196,446                   0.11
Tennessee ..............             79                        1.12                        2,295,722                   1.26
Texas ..................            829                       11.74                       21,263,186                  11.70
Utah ...................             42                        0.59                        1,597,090                   0.88
Vermont ................              8                        0.11                          215,192                   0.12
Virginia ...............             42                        0.59                        1,138,412                   0.63
Washington .............            162                        2.29                        5,379,282                   2.96
West Virginia ..........              6                        0.09                          151,761                   0.08
Wisconsin ..............             28                        0.40                          973,586                   0.54
Wyoming ................             15                        0.21                          739,542                   0.41
                                  -----                     -------                     ------------                -------
Total                             7,064                      100.00%                    $181,744,965                 100.00%
                                  =====                     =======                     ============                =======


------------------

(1) In most cases, based on the mailing address of the obligors as of the Initial Cut-off Date.



                             Range of Contract Rates

                                                                                                               % of Contract Pool
                                                          % of Contract Pool        Aggregate Principal            By Principal
                                   Number of                 by Number of           Balance Outstanding        Balance Outstanding
Range of Initial               Contracts As of         Initial Contracts As of              As of                     As of
 Contract Rates              Initial Cut-off Date        Initial Cut-off Date       Initial Cut-off Date       Initial Cut-off Date
----------------             --------------------      -----------------------      --------------------       --------------------

       8.25- 8.99 ...........          914                      12.94%                $   40,843,998                 22.47%
       9.00- 9.99 ...........        2,133                      30.20                     66,843,495                 36.78
      10.00-10.99 ...........        2,128                      30.12                     45,095,041                 24.81
      11.00-11.99 ...........        1,091                      15.44                     18,446,748                 10.15
      12.00-12.99 ...........          474                       6.71                      6,763,008                  3.72
      13.00-13.99 ...........          278                       3.94                      3,289,930                  1.81
      14.00-14.99 ...........           30                       0.42                        306,890                  0.17
      15.00-18.00 ...........           16                       0.23                        155,855                  0.09
                                      ----                     ------                   ------------                 -----
            Total ...........        7,064                     100.00%                  $181,744,965                100.00%
                                      ====                     ======                   ============                ======


                          Range of Remaining Maturities

                                                                                                               % of Contract Pool
                                                          % of Contract Pool        Aggregate Principal           By Principal
                                   Number of                 by Number of           Balance Outstanding        Balance Outstanding
Range of Initial               Contracts As of         Initial Contracts As of             As of                      As of
 Contract Rates              Initial Cut-off Date        Initial Cut-off Date       Initial Cut-off Date       Initial Cut-off Date
----------------             --------------------      -----------------------      --------------------       --------------------

            8- 49 ..........           641                       9.07%                 $   3,708,972                  2.04%
           50- 59 ..........           360                       5.10                      2,966,291                  1.63
           60- 69 ..........           268                       3.79                      2,543,173                  1.40
           70- 79 ..........           227                       3.21                      2,364,235                  1.30
           80- 89 ..........           303                       4.29                      3,493,416                  1.92
           90- 99 ..........           722                      10.22                     10,282,875                  5.66
          100-109 ..........           120                       1.70                      1,822,761                  1.00
          110-119 ..........           784                      11.10                     13,580,372                  7.47
          120-129 ..........           574                       8.12                     11,070,190                  6.09
          130-139 ..........            66                       0.93                      1,205,953                  0.67
          140-149 ..........           793                      11.23                     16,316,072                  8.98
          150-159 ..........           533                       7.55                     24,476,413                 13.47
          160-169 ..........           156                       2.21                      8,541,416                  4.70
          170-180 ..........         1,517                      21.48                     79,372,826                 43.67
                                      ----                     ------                   ------------                 -----
            Total ..........         7,064                     100.00%                  $181,744,965                100.00%
                                      ====                     ======                   ============                ======


Pre-Funding Account; Capitalized Interest Account


     The Pre-Funding Account will be maintained with an Eligible Institution (as defined herein), initially the Indenture Trustee, and the funds on deposit therein will be invested solely in Permitted Investments (as defined herein), that mature not later than one Business Day prior to the next succeeding
Distribution Date, until they are applied by the Owner Trustee during the Funding Period, to pay to the Company the purchase price for Subsequent Contracts. See "The Purchase Agreements and the Trust Documents--Accounts." Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Contracts.

     On the Closing Date, the Pre-Funding Account will be created with an initial deposit, from the proceeds of the Securities, of $68,255,035 (the "Pre-Funded Amount"). The "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under the Indenture, (iii) the date on which an Event of Termination occurs under the Sale and Servicing Agreement, (iv) the insolvency of the Company, CITSF, CITCF-NY or CIT or (v) the close of business on May 15, 1996. During the Funding Period, on one or more Subsequent Transfer Dates, the Pre-Funded Amount will be applied to purchase Subsequent Contracts from the Company. The Company expects that the Pre-Funded Amount will be reduced to less than $100,000 by May 15, 1996, although no assurance can be given that this will in fact occur. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as principal to Noteholders and Certificateholders in accordance with the Pre-Funded Percentage (as hereinafter defined) on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.

     "Permitted Investments" will include the following obligations and securities: (i) obligations of the United States or any agency thereof, backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any State, and certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and subject to supervision and examination by federal or state banking authorities; in each case rated in the highest rating of each Rating Agency for such obligations, or such lower rating as will not result in the qualification, downgrading or withdrawal of the rating then assigned to either the Notes or the Certificates by such Rating Agency; and (iii) demand or time deposits or certificates of deposit issued by any bank, trust company, savings bank or other savings institution, which deposits are fully insured by the FDIC.


     The Sale and Servicing Agreement will provide that the Owner Trustee cannot release any funds from the Pre-Funding Account to purchase Subsequent Contract unless the following conditions, among others specified in the Sale and Servicing Agreement, have been satisfied: (i) the Company has certified that each such Subsequent Contract satisfies the eligibility criteria described under "--General"; (ii) the Servicer has delivered to the Trustees executed UCC financing statements evidencing the sale of the Subsequent Contracts; (iii) the Servicer certifies to the Trustees that it has reviewed each Subsequent Contract and Contract File relating thereto, and confirmed that they each conform to the related List of Subsequent Contracts; (iv) the Servicer has delivered Opinions of Counsel regarding the Trustees' security interest in the Subsequent Contracts; (v) the Servicer has certified that all of the conditions precedent to the transfer of the Subsequent Contracts have been satisfied; (vi) the Owner Trustee (and/or the Indenture Trustee) has inspected each of the certificates, schedules, UCC financing statements, Officers' Certificates and legal opinions, as described above, and determined that each item required to be delivered pursuant to the Sale and Servicing Agreement has been so delivered; and (vii) the Rating Agencies, after receiving prior notice of the transfer of any Subsequent Contracts to the Trust, have not advised either the Seller or the Trustees that the conveyance of the Subsequent Contracts would result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates.

     On the Closing Date,  approximately  $                 of the proceeds from
the sale of the Securities will be deposited into an account (the "Capitalized Interest Account") maintained with an Eligible Institution, initially the
Indenture Trustee, in the name of the Owner Trustee on behalf of the Securityholders. Amounts deposited in the Capitalized Interest Account will be used on the March 15, 1996, April 15, 1996 and May 15, 1996 Distribution Dates, if applicable, to fund the excess, if any, of (i) the product of (x) one-twelth of the weighted average of the Class A Rate and the Pass-Through Rate as of the first day of the related Interest Accrual Period and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period) over (ii) the amount of any investment earnings on funds in the Pre-Funding Account that are available to pay interest on the Securities on each such Distribution Date. Any amounts remaining in the Capitalized Interest Account on any Distribution Date during the Funding Period (after giving effect to any withdrawals therefrom on such Distribution Date) in excess of the Required Capitalized Interest Amount on such Distribution Date shall be released to the Affiliated Purchaser on such Distribution Date. The "Required Capitalized Interest Amount" for any Distribution Date during the Funding Period is an amount equal to the product of (x) the weighted average of the Class A Rate and the Pass-Through Rate as of the first day of the related Interest Accrual Period minus 2.5%, (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of such Distribution Date, after giving effect to any purchases of Subsequent Contracts on such Distribution Date) and (z) a fraction, the numerator of which is equal to the maximum number of Distribution Dates remaining in the Funding Period and the denominator of which is 12. Any amounts remaining in the Capitalized Interest
Account on the last day of the Funding Period and not used for such purposes will be deposited in the Collection Account and will be available for distributions, as described herein, on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     All of the Contracts are prepayable at any time without any penalty. If prepayments are received on the Contracts, the actual weighted average life of the Contracts will be shorter than the scheduled weighted average life, which is based on the assumption that payments will be made as scheduled and that no prepayments will be made. For this purpose the term "prepayments" includes, among other items, voluntary prepayments by Obligors, regular installment payments made in advance of their scheduled due dates, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies, if any, and purchases by CITSF or the Servicer of certain Contracts as described herein. Weighted average life means the average amount of time during which each dollar of principal on a Contract is outstanding. The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of CITSF. Any reinvestment risk resulting from the rate of prepayment of the Contracts and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders. In addition, early retirement of the Securities may be effected by (i) the exercise of the option of CITSF to purchase all of the Contracts remaining in the Trust when the aggregate principal balance of the Contracts (the "Pool Balance") is 10% or less of the Initial Pool Balance (as hereinafter defined), (ii) the sale by the applicable Trustee of all of the Contracts remaining in the Trust when the Pool Balance is 5% or less of the Initial Pool Balance or (iii) the occurrence of an Insolvency Event with respect to the Affiliated Purchaser. See "The Purchase Agreements and The Trust Documents--Termination." Moreover, partial retirement of the Notes and Certificates will occur to the extent there is remaining any Pre-Funded Amount on deposit in the Pre-Funding Account at the end of the Funding Period.

     The rate of principal payments (including prepayments) on pools of recreational vehicle installment sale contracts may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates were to fall significantly below the Contract Rates on the Contracts, the Contracts could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Contract Rates on the Contracts. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Contracts would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Contracts in stable or changing interest rate environments.

     CITSF is not aware of any publicly available industry statistics that set forth principal prepayment experience for recreational vehicle installment sale contracts similar to the Contracts over an extended period of time, and its experience with respect to recreational vehicle receivables included in its portfolio is insufficient to draw any specific conclusions with respect to the expected prepayment rates on the Contracts.

Certain Payment Data

     Certain statistical information relating to the payment behavior of recreational vehicle installment sale contracts originated by CITSF is set forth below. In evaluating the information contained in this table and its relationship to the expected prepayment behavior of the Contracts, prospective Securityholders should consider that the information set forth below reflects, with respect to contracts originated in a given year, all principal payments made in respect of such contracts in a given year, including regularly scheduled payments, liquidation or insurance proceeds applied to principal of such contracts, as well as principal prepayments made by or on behalf of the obligors on the contracts in advance of the date on which such principal payment was scheduled to be made. The information set forth below also reflects charge-offs of the contracts during a given year. ln addition, the Company has not performed any statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of recreational vehicle installment sale contracts for purposes of determining expected payment behavior. Payment rates on the contracts are influenced by a number of economic, social and other factors. Certain of the contracts included in the table below were originated with underwriting criteria that may differ from the Contracts. Furthermore, no assurance can be given that the prepayment experience of the Contracts will exhibit payment behavior similar to the behavior summarized in the following table. In addition to the foregoing, prospective Securityholders should consider that the table set forth below is limited to the period covered therein and thus cannot reflect the effects, if any, of aging on the payment behavior of recreational vehicle contracts beyond such periods. As a result, investors should not draw any conclusions regarding the prepayment rate of the Contracts from the information presented in the table below. Each investor must make its own assumptions regarding the prepayment rate of the Contracts.

      The following table sets forth, with respect to all of the recreational vehicles contracts originated by CITSF (excluding contracts purchased in bulk) in each year since 1991, the aggregate initial principal balance of the contracts originated in such year, the approximate aggregate principal balance outstanding on the contracts originated in such year as of the last day of such year and the approximate aggregate principal balance outstanding on the contracts originated in such year as of the end of the subsequent year.

            Information Regarding Principal Reduction on Recreational
                      Vehicle Contracts Originated by CITSF

                             (Dollars in Thousands)

                                                                  Year of Origination
                                          --------------------------------------------------------------

                                              1991          1992         1993(3)      1994(3)     1995(3)
                                              ----          ----         -------      -------     -------

Approximate Volume (1) ...................  $332,700      $374,800      $405,900     $294,500    $417,300
Approximate Aggregate
   Principal Balance (2):
      December 31, 1991 ..................  $282,600
      December 31, 1992 ..................  $198,800      $322,700
      December 31, 1993 ..................  $134,300      $233,700      $354,400
      December 31, 1994 ..................  $ 84,100      $165,200      $274,000     $260,700
      December 31, 1995 ..................  $ 61,200      $122,300      $213,200     $208,200    $371,900



-----------------

(1) Volume represents aggregate initial principal balance of each contract originated in a particular year.


(2) Approximate aggregate principal balance as of any date represents the approximate aggregate principal balance outstanding at the end of the indicated year on each contract originated in a particular year.

(3)  Includes  Recreational  Vehicle  contracts  sold  by   CITSF  in   previous
     securitizations which CITSF is servicing.


Paid-Ahead Contracts

     If an Obligor, in addition to making his regularly scheduled payment, makes one or more additional scheduled payments in any Due Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Due Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Contract in such Due Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Contract (a "Paid-Ahead Contract") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the Contract, as reduced by the application of the additional scheduled payments made in the Due Period in which such Contract became a Paid-Ahead Contract. The Obligor's Contract would not be considered delinquent during the Paid-Ahead Period. An Interest Shortfall with respect to such Contract will exist during each Due Period occurring during the Paid-Ahead Period and the Servicer may be required to make a Monthly Advance in respect of such Interest Shortfall, as described under "The Purchase Agreements and The Trust Documents--Monthly Advances"; however, no Monthly Advances will be made in respect of principal in respect of a Paid-Ahead Contract. See "Yield Considerations."

      When the Obligor resumes his required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Contract would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Contract. Depending on the principal balance and Contract Rate of the related Contract, and on the number of payments that were paid-ahead, there may be extended periods of time during which Contracts that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Securityholders with respect to such Contracts.

     Paid-Ahead Contracts will affect the weighted average life of the Securities. The distribution of the paid-ahead amount on the Distribution Date following the Due Period in which such amount was received will generally shorten the weighted average life of the Securities. However, depending on the length of time during which a Paid-Ahead Contract is not amortizing as described above, the weighted average life of the Securities may be extended. In addition, to the extent the Servicer makes Monthly Advances with respect to a Paid-Ahead

Contract which subsequently goes into default, because liquidation proceeds with respect to such Contract will be applied first to reimburse the Servicer for such Monthly Advances, the loss with respect to such Contract may be larger than would have been the case had such Monthly Advances not been made.


      As of the Initial Cut-Off Date, approximately 11% of the number of Contracts in the Contract Pool were Paid-Ahead Contracts, with at least one scheduled monthly payment having been paid-ahead. CITSF's portfolio of recreational vehicle installment sale contracts has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Contracts which may become Paid-Ahead Contracts or the number or the principal amount of the scheduled payments which may be paid-ahead.


Weighted Average Life of the Securities

      Prepayments on recreational vehicle contracts can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the Contracts are the same size and amortize at the same rate and that each Contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 Contracts, a 1.0% ABS rate means that 100 Contracts prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts including the Contracts.

      As the rate of payments of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Contracts, final payment of the Notes could occur significantly earlier than the Class A Final Scheduled Distribution Date. The final distribution in respect of the Certificates also could occur prior to the Certificate Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.


     The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") have been prepared on the basis of the characteristics of the Contracts. The ABS Table assumes that (i) the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Contracts is made on the last day of each month and each month has 30 days,
(iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the Closing Date occurs on February 22, 1996, (v) CITSF exercises its option to purchase the Contracts as specified under "The Purchase Agreements and The Trust Documents--Termination" and (vi) all of the Subsequent Contracts are purchased by the Trust on or prior to the second Distribution Date. The ABS Table indicates the projected weighted average life of the Notes and the Certificates and sets forth the percent of the initial principal amount of the Notes and the percent of the original Certificate Balance that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

      The ABS Table also assumes that the Contracts have been aggregated into three hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the appropriate Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.


                                                              Weighted Average    Weighted Average
                                                Weighted        Original Term       Remaining Term     Weighted Average
                            Aggregate            Average         to Maturity         to Maturity           Seasoning
                        Principal Balance     Contract Rate       (Months)            (Months)             (Months)
                        -----------------     -------------   ----------------    -----------------    ----------------


Pool 1 ................    $181,744,965           10.0%              156                 148                   8
Pool 2 ................    $ 25,000,000            9.9%              156                 156                   0
Pool 3 ................    $ 43,255,035            9.9%              156                 156                   0



      The actual characteristics and performance of the Contracts will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant level of ABS until maturity or that all of the Contracts will prepay at the same level of ABS. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between such assumptions and actual characteristics and performance of the Contracts or actual prepayment experience, will affect the percentages of initial balances outstanding over time and weighted average lives of the Notes and the Certificates.

    Percent of Initial Note Principal Balance at Various ABS Percentages (1)

Distribution Date             0.0%        0.5%       1.0%       1.2%        1.4%
-----------------             ----        ----       ----       ----        ----

Initial Percent ...........   100%        100%       100%       100%        100%
February 1997 .............    96          90         83         80          78
February 1998 .............    91          79         67         61          56
February 1999 .............    85          69         51         43          36
February 2000 .............    79          58         36         27          17
February 2001 .............    73          49         23         12           0
February 2002 .............    65          39         11          0           0
February 2003 .............    57          30          0          0           0
February 2004 .............    48          22          0          0           0
February 2005 .............    38          14          0          0           0
February 2006 .............    27           7          0          0           0
February 2007 .............    15           0          0          0           0
February 2008 .............     0           0          0          0           0
Weighted Average Life
  (years)(2) ..............   7.3         5.1         3.2        2.7         2.4


------------------

(1) Assumes the exercise by CITSF of its option to purchase all of the Contracts on the Distribution Date following the Record Date on which the Pool Balance is 10% or less of the Initial Pool Balance.

(2) The weighted average life of a Class A Note is determined by (i) multiplying the amount of each principal payment of the Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      Percent of Initial Certificate Balance at Various ABS Percentages(1)

Distribution Date            0.0%        0.5%       1.0%       1.2%         1.4%
-----------------            ----        ----       ----       ----         ----

Initial Percent ..........   100%        100%       100%       100%         100%
February 1997 ............   100         100        100        100          100
February 1998 ............   100         100        100        100          100
February 1999 ............   100         100        100        100          100
February 2000 ............   100         100        100        100          100
February 2001 ............   100         100        100        100            0
February 2002 ............   100         100        100          0            0
February 2003 ............   100         100          0          0            0
February 2004 ............   100         100          0          0            0
February 2005 ............   100         100          0          0            0
February 2006 ............   100         100          0          0            0
February 2007 ............   100           0          0          0            0
February 2008 ............     0           0          0          0            0
Weighted Average Life
  (years)(2) .............   11.8       10.4        6.6        5.6          4.8


----------------

(1) Assumes the exercise by CITSF of its option to purchase all of the Contracts on the Distribution Date following the Record Date on which the Pool Balance is 10% or less of the Initial Pool Balance.

(2) The weighted average life of a Certificate is determined by (i) multiplying in the amount of each principal payment on the Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal balance of the Certificate.

THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                              YIELD CONSIDERATIONS

      Thirty days of interest on the Contracts will be paid to the Noteholders on each Distribution Date to the extent of the remaining Available Amount, in an amount equal to one-twelfth of the product of the Class A Rate and the outstanding principal balance of the Notes as of the preceding Distribution Date (after giving effect to any distributions of principal to be made on such Distribution Date) or, in the case of the first Distribution Date, the outstanding principal balance of the Notes as of the Initial Cut-off Date. See "The Notes--Distributions of Principal". Thirty days of interest on the Contracts will be passed through to Certificateholders on each Distribution Date to the extent of the remaining Available Amount and the Available Cash Collateral Amount, in an amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance as of the preceding Distribution Date (after giving effect to distributions of principal on the Certificates and other reductions in the Certificate Balance to be made on such Distribution
Date) or, in the case of the first Distribution Date, the Original Certificate Balance. The "Certificate Balance" means the Original Certificate Balance reduced by (i) all distributions allocable to principal actually made to Certificateholders, including payments of any Principal Liquidation Loss Amount and payments of any Principal Distribution Amount made to the Certificateholders which are allocable to principal, (ii) the aggregate amount of all Principal Liquidation Loss Amounts distributable to Certificateholders to the extent such amounts have not been so previously distributed and (iii) on or after the Cross-Over Date, the aggregate amount of all Principal Distribution Amounts distributable to Certificateholders to the extent such amounts have not been so previously distributed. See "The Certificates--Distributions of Principal". Interest Shortfalls, to the extent not covered by Monthly Advances, Non-Reimbursable Payments and amounts on deposit in the Collection Account will adversely affect the yield on the Securities.


      The Certificate Balance will be reduced to the extent that prior to the Cross-Over Date distributions are not made in respect of the Principal Loss Liquidation Amount and on or after the Cross-Over Date distributions are not made in respect of the Principal Distribution Amount. As a result of such reductions, less interest will accrue on the Certificates than would otherwise be the case.

      Generally, the excess of the amount of interest at the Contract Rate over the amount of interest payable under such Contract and allocable to pay such Contract's share of interest on the Securities and the Servicing Fee would be available to cover losses on Defaulted Contracts. Because Monthly Advances and Non-Reimbursable Payments are calculated at rates that are less than the Contract Rate, in the event of such a payment, there will be less interest available to cover losses on Defaulted Contracts. A similar result occurs when CITSF purchases a Contract at the Purchase Price (as hereinafter defined).

                                  POOL FACTORS

      The "Note Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of the Notes. The Note Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Note Pool Factor.

      The "Certificate Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

      Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, the Note Pool Factor and various other items of information. Pursuant to the Trust Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, Certificate Pool Factor and various other items of information. Securityholders of record (which in most cases will be Cede & Co.) during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                 USE OF PROCEEDS

      The Company will sell the Initial Contracts to the Trust concurrently with the sale of the Securities and the net proceeds from the sale of the Securities will be applied by the Trustees to the purchase of the Initial Contracts, to the payment of certain expenses connected with pooling the Contracts and issuing the Securities, to the deposit of the Pre-Funded Amount in the Pre-Funding Account, and to the deposit of the initial amount into the Capitalized Interest Account. Such net proceeds less the payment of such expenses, the Pre-Funded Amount and the initial deposit into the Capitalized Interest Account represent the purchase price paid by the Trust to the Company for the sale of the Initial Contracts to the Trust. Such amount will be determined as a result of the pricing of the Securities, through the offering described in this Prospectus. The net proceeds to be received from the sale of the Initial Contracts will be paid to CITSF as the purchase price for the Contracts and will be added to CITSF's general funds and will be available for general corporate purposes, including the purchase of new recreational vehicle installment sales contracts and the payment of the purchase price to CITCF-NY for those Initial Contracts acquired by CITSF from CITCF-NY.


               THE CIT GROUP SECURITIZATION CORPORATION II, SELLER


      The CIT Group Securitization Corporation II (the "Company") was incorporated in the State of Delaware on June 24, 1994, and is a wholly-owned, limited purpose finance subsidiary of The CIT Group Holdings, Inc., a Delaware corporation ("CIT"), which is a successor to a company founded in St. Louis, Missouri, in February 1908. CIT is 80% owned by The Dai-Ichi Kangyo Bank, Ltd. and 20% by CBC Holding (Delaware) Inc., a subsidiary of Chemical Banking Corporation. The Company maintains its principal office at 650 CIT Drive, Livingston, New Jersey 07039. Its telephone number is (201) 535-3514.


      As described herein, the obligations of the Company with respect to the Securities are limited. The Company will have no ongoing servicing obligations or responsibilities with respect to the Contract Pool.

      CITSF is an affiliate of the Company. The Company will acquire the Contract Pool in a privately negotiated transaction from CITSF.

      Neither CIT nor any of its affiliates, including the Company and CITSF, will be obligated with respect to the Securities. Accordingly, the Company has determined that financial statements of CITSF and the Company, are not material to the offering of the Securities.


                  THE CIT GROUP/SALES FINANCING, INC., SERVICER

General

      The CIT Group/Sales Financing, Inc., a Delaware corporation ("CITSF"), is a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (201) 740-5000.

      CITSF originates, purchases, sells and services conditional sales contracts for recreational vehicles, manufactured housing and other consumer goods throughout the United States. CITSF has been a lender to the recreational vehicle industry for more than 30 years. CITSF has Regional Business Centers in five cities and a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma. Working through dealers and manufacturers, CITSF offers retail installment credit. In addition to purchasing recreational vehicle contracts from dealers on an individual basis, CITSF makes bulk purchases of recreational vehicle contracts. These bulk purchases may be from the portfolios of other lending institutions or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold recreational vehicle contracts.


      The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for recreational vehicle, home equity, marine products and manufactured housing retail installment contracts. The Asset Service Center is supplemented by outside collectors and field remarketers located throughout the United States.

      As of December 31, 1995, CITSF serviced for itself and others approximately 154,721 contracts (consisting primarily of recreational vehicle, home equity and manufactured housing contracts), representing an outstanding balance of approximately $3.7 billion. Of this portfolio, approximately 52,126 contracts (representing approximately $1.1 billion outstanding balance)
consisted of recreational vehicle contracts. CITSF recently entered into an agreement to service additional manufactured housing contracts for an unaffiliated third party which increased substantially the total number of contracts serviced by CITSF.


      CITSF's general policies with regard to the origination of recreational vehicle installment sale contracts are described below under "Contract Origination" and "CITSF's Underwriting Guidelines". See "Servicing" below for a description of certain of CITSF's servicing policies.

Contract Origination

      Although CITSF does, on occasion, purchase recreational vehicle installment sale contracts in bulk from other lenders, all of the Contracts in the Contract Pool have been originated by CITSF or CITCF-NY through the purchase of such Contracts from Dealers.

      Through its Regional Business Centers, CITSF arranges to purchase recreational vehicle contracts from recreational vehicle dealers located throughout the United States. Regional Business Center personnel contact the dealers located in their territories and explain CITSF's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use CITSF's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of CITSF's investigation of the dealers creditworthiness and general business reputation, CITSF and the dealer execute a dealer agreement. CITSF also originates recreational vehicle installment loan agreements directly. In addition, CITSF purchases portfolios of recreational vehicle contracts from other lending institutions or finance companies.

      Contracts that CITSF purchases from Dealers or originates itself (as opposed to portfolios of contracts purchased from other lenders) are purchased on an individually approved basis in accordance with CITSF's underwriting guidelines.

CITSF's Underwriting Guidelines

      All recreational vehicle contracts that are purchased by CITSF from dealers are written on forms provided or approved by CITSF and are purchased on an individually approved basis. With respect to each retail recreational vehicle contract to be purchased from a Dealer, CITSF's general practice is to have the dealer submit the customer's credit application, manufacturer's invoice (if the contract is for a new vehicle) and certain other information relating to the contract to the applicable Regional Business Center. Personnel at the Regional Business Center prepare an analysis of the creditworthiness of the customer and of other aspects of the proposed transaction.

      All credit applications are entered into an automatic application processing system. CITSF's underwriting guidelines require, and have required, a credit officer at a Regional Business Center with the appropriate level of credit authority to examine each applicant's credit history, residence history, employment history and debt-to-income payment ratio. Although, with respect to these criteria, CITSF has, and has had, certain minimum requirements, as described below, CITSF's management does not believe that these minimum requirements are themselves generally sufficient to warrant credit approval of an applicant. Thus, there were and are no requirements on the basis of which, if they are met, credit is routinely approved without review by a credit officer. Based on credit score and other risk factors, each applicant is either approved, declined or, if necessary, referred to a credit officer with a higher credit authority. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related recreational vehicle.

      The retail customer generally has had a stable residence, employment and credit history, a minimum of two years in his or her present job, a debt ratio (the ratio of total installment debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 10% and an overall favorable credit profile. Approval of retail customers that do not meet the above-described retail customer profile is considered by the appropriate level credit officer, on a case by case basis. Such approval, if granted, is based on the applicant's length and likelihood of continued employment, ability to pay, and a review of the applicants' paying habits. No guarantors, endorsers or co-signers are to be considered in determining whether to accept or reject an application. The maximum amount CITSF will advance to such targeted customers is
(i) in the case of a new financed vehicle, 100% of the unpaid cash balance, not to exceed 110% of the manufacturer's invoice price plus taxes, fees and insurance and (ii) in the case of a used financed vehicle, 100% of the unpaid cash balance, not to exceed 110% of the wholesale value as determined by the Kelly blue book. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related recreational vehicle.

      In August 1994 CITSF's credit criteria were changed to permit greater reliance on credit scores and overall evaluation instead of using specific disqualifying criteria (e.g., a minimum of two years of employment). The interest rate charged on each recreational vehicle contract originated since August 1994 reflects CITSF's evaluation of the relative risk associated with an individual's application. It is expected that the changes in CITSF's underwriting standards may result in higher delinquency and loan loss experience than is shown in the tables in this Prospectus since most of the recreational vehicle contracts included in such tables were originated using CITSF's former underwriting guidelines. Most of the Initial Contracts were originated and most Subsequent Contracts, if any, will be originated under these new credit criteria. Accordingly, the data presented in the tables in this Prospectus regarding the portfolio of recreational vehicle contracts serviced by CITSF should not necessarily be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Contracts.

      The credit review and approval practices of each Regional Business Center are subject to internal reviews and internal audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories, debt ratios of the applicants and evaluate the credit risks associated with the contracts purchased through such regional office by rating the obligors on such contracts according to their credit histories, employment histories, debt ratios and housing ratios.

Servicing

      CITSF services, through its Asset Service Center, recreational vehicle, manufactured housing, home equity, and other consumer loans. CITSF services all of the recreational vehicle contracts it purchases or originates, whether on an individual basis or in bulk. CITSF is actively seeking arrangements pursuant to which it will service recreational vehicle contracts held by other entities. Such contracts would not be purchased by CITSF or sold to such other entities by CITSF. Generally, such servicing responsibilities are, and would be, also carried out through CITSF's Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contract have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of recreational vehicles securing defaulted contracts and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any recreational vehicle are made on an individual basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of such recreational vehicles if the market is favorable. Recently, the Asset Service Center has developed a nationwide auction network to facilitate resale efforts on such repossessions.

      The following table shows the composition of CITSF's servicing portfolio, including recreational vehicle contracts serviced by CITSF on the dates indicated:

                       THE CIT GROUP/SALES FINANCING, INC.
                    Contracts Being Serviced By Product Line



                                                                      AT DECEMBER 31,
                             ---------------------------------------------------------------------------------------------------
                                    1991                1992                1993                1994               1995
                                    ----                ----                ----                ----               ----
                             (NUMBER) (DOLLARS)  (NUMBER)  DOLLARS)  (NUMBER)  (DOLLARS)  (NUMBER) (DOLLARS)  (NUMBER) (DOLLARS)
                                                             (DOLLARS IN THOUSANDS)
RV - Owned .................. 33,820   $729,056   38,926   $845,982   43,530    $961,382   39,454   $847,142   29,984   $662,468
RV - Bulk Purchases .........  5,828    116,545    4,383     84,344    3,331      60,386    3,522     50,882    2,648     36,058
RV - Servicing Retained (1) .      0          0        0          0        0           0    4,827    118,267   19,494    445,716
Total RV .................... 39,648    845,601   43,309    930,326   46,861   1,021,768   47,803  1,016,291   52,126  1,144,242
Total MH .................... 31,811    509,400   49,640    805,345   47,898     809,670   39,599    878,152   69,277  1,368,513
Home Equity .................      0          0        0          0    3,545     131,322   13,545    570,772   27,122  1,039,044
Other .......................  6,942    101,022    1,126     19,485    1,572      41,944    1,310     74,823    6,196    159,003
                              ------ ----------   ------ ----------   ------  ----------  ------- ----------  ------- ----------
Total Contracts
  Serviced .................. 78,401 $1,456,023   94,075 $1,755,156   99,876  $2,004,704  102,257 $2,540,038  154,721 $3,710,802
                              ====== ==========   ====== ==========   ======  ==========  ======= ==========  ======= ==========


-----------------

RV = Recreational Vehicle
MH = Manufactured Housing


(1) Represents contracts sold by CITSF in previous securitizations which CITSF is servicing.


Delinquency, Loan Loss and Liquidation Experience

      The following Delinquency Experience and Loan Loss/Liquidation Experience tables set forth data for CITSF's recreational vehicle portfolio. The following table sets forth the delinquency experience for the five years ended December 31, 1995, of the portfolio of recreational vehicle contracts originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases and contracts in repossession.

                             Delinquency Experience
                             (Dollars in thousands)



                                                              Year Ended December 31,
                                              1991        1992        1993       1994(3)      1995(3)
                                              ----        ----        ----       -------      -------
Number of Contracts ......................    33,820      38,926      43,530      44,281        49,478
Principal Balance of
 Contracts Serviced ......................  $729,056    $845,982    $961,382    $965,409    $1,108,184
Principal Balance of
 Delinquent Contracts (1):
   30-59 Days ............................  $  4,363     $ 4,412     $ 6,478     $ 4,986       $ 9,218
   60-89 Days ............................     1,304       1,378       2,211       1,959         3,071
   90 Days or More .......................     3,406       4,140       3,383       2,785         4,456
Total Principal Balance
 of Delinquent Contracts .................  $  9,073     $ 9,930    $ 12,072     $ 9,730      $ 16,745
Delinquencies as a
 Percent of Principal
 Balances (2) ............................     1.24%       1.17%       1.26%       1.01%         1.51%



---------------------

(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.

(2)  Based on dollar percent delinquent.


(3)  Includes  Recreational  Vehicle  contracts  sold  by  CITSF   in   previous
     securitizations  which CITSF is servicing.

     The following table sets forth the loan loss and liquidation experience for the five years ended December 31, 1995, of the portfolio of recreational vehicle contracts originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases.

                        Loan Loss/Liquidation Experience
                             (Dollars in thousands)


                                                            Year Ended December 31,
                                              1991        1992       1993       1994 (4)      1995 (4)
                                              ----        ----       ----      ----------     --------
Number of Contracts (1) ..................    33,820      38,926      43,530      44,281        49,478
Principal Balance of
  Contracts Serviced (1) .................  $729,056    $845,982    $961,382    $965,409    $1,108,184
Net Losses:
  Dollars(2) .............................   $ 3,942     $ 4,040     $ 3,917     $ 4,887       $ 4,762
  Percentage (3) .........................     0.54%       0.48%       0.41%       0.51%         0.43%


------------------
(1) As of period end and excludes contracts in repossession.

(2) The calculation of net loss includes all expenses of repossession and liquidation.


(3) As a percentage of the principal balance of contracts as of period end.


(4)  Includes   Recreational   Vehicle  contracts  sold  by  CITSF  in  previous
     securitizations which CITSF is servicing.

      The data presented in the foregoing tables is for illustrative purposes only. Such data relates to the performance of CITSF's entire portfolio of installment sale contracts secured by recreational vehicles, and is not historical data regarding solely the portion of CITSF's portfolio constituting the Contracts. Most of CITSF's portfolio of installment sale contracts secured by recreational vehicles was originated under CITSF's old underwriting guidelines. However, in August 1994 CITSF adopted a risk-adjusted pricing policy and changed its credit criteria and underwriting guidelines as described under "--CITSF's Underwriting Guidelines" above. In connection with this change, the minimum credit score for approval of a new credit was reduced, in order to permit credit to be extended to less creditworthy borrowers than under the credit criteria previously in effect. The interest rates charged on recreational vehicle contracts originated since August 1994 reflect CITSF's evaluation of the relative risk associated with an individual's application. It is expected that, in addition to the effects of seasoning, the changes in CITSF's underwriting standards will result in higher delinquency and loan loss experience than is shown in the above tables since most of the recreational vehicle contracts included in such tables were originated using CITSF's former underwriting guidelines. Most of the Initial Contracts were originated and most Subsequent Contracts, if any, will be originated under these new credit criteria adopted by CITSF in August 1994. Accordingly, the data presented in the foregoing tables should not necessarily be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Contracts, and no assurance can be given that the delinquency and loan loss experience presented in the preceding tables will be indicative of the experience on the Contracts.

                                    THE NOTES

General


      The CIT RV Owner Trust 1996-A Class A % Asset Backed Notes (the "Notes" or the "Class A Notes") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account and the Cash Collateral Account). The Trust will issue $236,250,000 aggregate principal amount of Class A Notes pursuant to the terms of an Indenture, to be dated as of February 1, 1996 (as amended and supplemented from time to time, the
"Indenture") between the Trust and Harris Trust and Savings Bank, as trustee (the "Indenture Trustee"), a form of which will be filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture will be available from the Company, upon request, to the holders of the Notes or Certificates and will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes and Certificates. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.


      The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Class A Notes will initially be represented by a single Note registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Company, the "Depository"), except as provided below. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner") will be entitled to receive a Note representing such person's interest in the Notes, except as set forth below under "Certain Information Regarding the Securities--Definitive Securities" and such persons will hold their interests in the Notes through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or Euroclear in Europe. Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities" below.


      Payments of interest and principal on the Notes with respect to each Due Period will be made on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing March 15, 1996. With respect to any Distribution Date, the "Due Period" will be the calendar month preceding the month of such Distribution Date. The first Due Period will commence on and include February 1, 1996 and will end on and include February 29, 1996. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities on the day immediately preceding such Distribution Date or, in the event Definitive Securities have been issued, at the close of business of the last day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date"). A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Delaware, Illinois or Oklahoma are authorized or required by law, regulation or executive order to be closed.


Payments of Interest


      The Class A Notes will bear interest at the rate of % per annum (the "Class A Rate"). The period for which interest is payable on a Distribution Date on the Securities shall be the one-month period from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date, or in the case of the initial Distribution Date from February 15, 1996 to but excluding the initial Distribution Date (each, an "Interest Accrual Period"). Interest accruing during the related Interest Accrual Period (computed on the basis of a 360-day year consisting of twelve 30-day months) will be paid to the Noteholders of record on the related Record Date, on each Distribution Date, to the extent of the Available Amount on such Distribution Date (i) in an amount equal to one-twelfth of the product of the Class A Rate and the outstanding principal balance on the Notes, as of the preceding Distribution Date (after giving effect to distributions of principal and interest to be made on such Distribution Date) or (ii) in the case of the first

Distribution Date, in an amount equal to interest accruing at the Class A Rate from February 15, 1996 to but excluding the first Distribution Date, on the outstanding principal balance of the Notes as of the Closing Date (the "Class A Interest Distribution Amount"). Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date.


Payments of Principal

      Principal payments will be made to the Noteholders on each Distribution Date to the extent of the remaining Available Amount in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" is equal to the difference between (i) the sum of (x) the Pool Balance on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, the Initial Cut-off Date Pool Principal Balance), and (y) the amount on deposit in the Pre-Funding Account (exclusive of investment earnings) on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Closing Date), less (ii) the sum of (x) the Pool Balance on the last day of the preceding Due Period and (y) the amount on deposit in the Pre-Funding Account (exclusive of investment earnings) on the last day of the preceding Due Period; provided, however, that the Principal Distribution Amount on the Class A Final Scheduled Distribution Date will equal the outstanding principal balance of the Notes as of such date and the Principal Distribution Amount on the Certificate Final Distribution Date will equal the Certificate Balance on such date. For the purposes of determining the Principal Distribution Amount, the unpaid principal balance of a Defaulted Contract or a Repurchased Contract is deemed to be zero on and after the last day of the Due Period in which such Contract became a Defaulted Contract or a Repurchased Contract. The Principal Distribution Amount will not exceed the outstanding principal balance of the Notes or, after the Cross-Over Date, the Certificate Balance.

      No principal will be paid in respect of the Notes until the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicing Fee (including any unpaid Servicing Fee with respect to one or more prior Due Periods) (collectively, the "Servicer Payment") and until the entire Class A Interest Distribution Amount has been paid for the related Distribution Date. The principal balance of the Class A Notes, to the extent not previously paid, will be due on the Class A Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Class A Notes is paid may be earlier than the Class A Final Scheduled Distribution Date based on a variety of factors.

      On each Determination Date, the Servicer will determine the amount in the Collection Account available for distribution on the related Distribution Date and inform the Indenture Trustee, who shall allocate such amounts between the Notes and the Certificates and make distributions to Securityholders, all as described herein under "The Purchase Agreements and The Trust Documents--Distributions". The unpaid principal balance of the Notes will be payable on the Class A Final Scheduled Distribution Date.

Redemption

      The Notes will be redeemed in part, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date. The aggregate principal amount of the Notes to be redeemed will be an amount equal to the Pre-Funded Percentage allocable to the Notes of the amount then on deposit in the Pre-Funding Account.

      In the event of an Optional Purchase or Auction Sale, the outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon at the Class A Rate. An "Optional Purchase" of all the Contracts by CITSF, may occur at CITSF's option, on any Distribution Date following any Record Date on which the Pool Balance is 10% or less of the Initial Pool Balance (as hereinafter defined). An "Auction Sale" may occur, and may result in the sale of the Contracts remaining in the Trust, within ten days following any Distribution Date following any Record Date on which the Pool Balance is 5% or less of the Initial Pool Balance.

      Upon the occurrence of an Insolvency Event with respect to the Affiliated Purchaser, the Trust shall be terminated and the assets of the Trust will be sold (unless, within 90 days after such occurrence, the Owner Trustee shall have received written instructions from (a) each of the Certificateholders (other than the Affiliated Purchaser) and (b) each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Contracts and termination of the Trust). Upon the occurrence of such an event, the outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes plus accrued interest thereon at the Class A Rate.

The Indenture

      Modification of Indenture without Noteholder Consent. The Trust and the Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) subject to other conditions set forth in the Indenture, shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless Noteholder consent is otherwise obtained as described herein.

      Modification of Indenture with Noteholder Consent. With the consent of the holders of a majority of the aggregate principal amount of the outstanding Notes, and with prior notice to the Rating Agencies, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the related Noteholders.

      Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

      Events of Default; Rights Upon Event of Default. "Events of Default" under the Indenture will consist of: (i) any failure to pay interest on the Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) any failure (a) to make any required payment of principal on the Notes which failure continues unremedied for thirty (30) days or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (ii)(b) materially and adversely affects the rights of Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure to the Issuer and the Seller (or the Servicer, as applicable), by the Indenture Trustee or to the Issuer and the Seller (or the Servicer, as applicable), and the Indenture Trustee by the holders of not less than 25% of the principal amount of the Notes; (iii) failure to pay the unpaid principal balance of any Notes on or prior to the Class A Final Scheduled Distribution Date; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default until the Class A Final Scheduled Distribution Date.

      If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority of the principal amount of the Notes then outstanding.

      If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the Contracts following an Event of Default, unless
(i) the holders of all the outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale, or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Certificates or in respect of the Certificate Balance (other than payments of the Principal Liquidation Loss Amount and other payments from the Cash Collateral Account).

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the
Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

      No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

      If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

      In addition, the Indenture Trustee and Noteholders, by accepting the Notes, will covenant that they will not, for a period of one year after the termination of the Indenture, institute against the Affiliated Purchaser, the Company or the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor the Cash Collateral Depositor, nor any holder of a Certificate including, without limitation, the Affiliated Purchaser or the Company, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

      Certain Covenants. The Indenture provides that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken and (vi) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder.

      The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreements (as defined herein) or the Trust Documents (as defined herein) for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

      The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

      Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

      Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

      The Indenture Trustee. The Indenture Trustee under the Indenture will be Harris Trust and Savings Bank. The Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

     Trust Indenture Act. The Indenture will comply with all applicable provisions of the Trust Indenture Act of 1939, as amended.

                                THE CERTIFICATES

     The Certificates offered hereby will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement.

General


      The CIT RV Owner Trust 1996-A % Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") will represent fractional undivided interests in the Trust. The Trust will issue $13,750,000 aggregate principal amount of Certificates pursuant to a Trust Agreement, to be dated as of February 1, 1996, between the Seller and the Owner Trustee (the
"Trust Agreement"), a form of which will be filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Trust Agreement will be available from the Company, upon request, to holders of the Notes or Certificates and will be filed with the Commission following the issuance of the Notes and the Certificates. Payments in respect of the Certificates will be subordinated to payments on the Notes to the limited extent described herein. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.


      The Certificates will be offered for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only; provided, however, that one Certificate may be issued in a denomination other than an integral multiple of $1,000 such that the Affiliated Purchaser may be issued at least 1% of the Certificate Balance. The Certificates will initially be represented by a single Certificate registered in the name of Cede, the nominee of DTC. No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Certificates, except as set forth below under "Certain Information Regarding The Securities--Definitive Securities". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities" below.


      Payments of interest and principal on the Certificates with respect to each Due Period will be made on each Distribution Date, commencing March 15, 1996. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities on the related Record Date.


Distribution of Interest


      The Certificates will  bear interest at the rate of       % per annum (the
"Pass-Through Rate"). Interest on the Certificate Balance will accrue during the related Interest Accrual Period at the Pass-Through Rate. Interest accruing during the related Interest Accrual Period (computed on the basis of a 360-day year consisting of twelve 30-day months) will be paid to the Certificateholders of record on the related Record Date, on each Distribution Date, to the extent of the Available Amount on such Distribution Date (i) in an amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance, as of the preceding Distribution Date (after giving effect to distributions of principal and interest to be made on such Distribution Date) or (ii) in the case of the first Distribution Date, in an amount equal to interest accruing at the Pass-Through Rate from February 15, 1996 to but excluding the first Distribution Date, on the Original Certificate Balance (the "Certificate Interest Distribution Amount"). Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date. The rights of Certificateholders to receive distributions of interest will be subordinated to the rights of the Noteholders to receive payment in full of all amounts of interest and principal which the Noteholders are entitled to be paid on such Distribution Date. Interest to Certificateholders may be provided from payments from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, in the event there are not sufficient funds (after reimbursement to the Servicer for reimbursable Monthly Advances, and payment of the Servicer Payment to the Servicer and interest and principal on the Notes) to make such payments from payments made by or on behalf of the Obligors or in respect of the Contracts, including Monthly Advances and Non-Reimbursable Payments made by the Servicer.

Distribution of Principal

      On  each   Distribution   Date   prior  to  the   Cross-Over   Date,   the
Certificateholders will not be entitled to any payments of principal, except to the extent of the Principal Liquidation Loss Amount.


     On each Distribution Date on and after the Cross-Over Date, principal of the Certificates will be payable, subject to the remaining Available Amount and the Available Cash Collateral Amount, in an amount equal to the Principal Distribution Amount for the related Due Period. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been paid the Servicer Payment, and payment of interest and principal in respect of the Notes, if any, and interest in respect to the Certificates has been made or, to the extent such Available Amount is insufficient, will be funded through a payment from the Cash Collateral Account to the extent of the Available Cash Collateral Amount. The rights of Certificateholders to receive distributions of interest and principal will be subordinated to the rights of Noteholders to receive distributions of interest and principal and to the extent described herein. The principal balance of the Certificates, to the extent not previously paid, will be due on the Certificate Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Certificates is paid may be earlier than the Certificate Final Scheduled Distribution Date based on a variety of factors.



     On each Distribution Date prior to the Cross-Over Date, the Certificateholders will be entitled to receive, subject to the remaining Available Amount and the Available Cash Collateral Amount, the Principal Liquidation Loss Amount for such Distribution Date. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been paid the Servicer Payment, the principal and interest due on the Notes has been paid and the interest on the Certificates has been paid, or to the extent such remaining Available Amount is insufficient, will be funded through a payment from the Cash Collateral Account to the extent of the Available Cash Collateral Amount. The "Principal Liquidation Loss Amount" for any Distribution Date will equal the amount, if any, by which the sum of the aggregate outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution Date) exceeds the sum of the Pool Balance plus the amounts remaining on deposit in the Pre-Funding Account, if any, at the close of business on the last day of the related Due Period. The Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Certificates and liquidation losses on the Contracts, will not be paid to the Certificateholders. See "--Credit Enhancement" below.


Redemption

      The Certificates will be redeemed in part, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date. The aggregate principal amount of the Certificates to be redeemed will be an amount equal to the Pre-Funded Percentage allocable to the Certificates of the amount then on deposit in the Pre-Funding Account.

      In the event of an Optional Purchase or Auction Sale, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate. An Optional Purchase of all the Contracts by CITSF, may occur at CITSF's option, on any Distribution Date following any Record Date on which the Pool Balance is 10% or less of the Initial Pool Balance (as hereinafter defined). An Auction Sale will occur at any time, and may result in the sale of the Contracts remaining in the Trust, within ten days following a Distribution Date following the Record Date on which the Pool Balance is 5% or less of the Initial Pool Balance.

      If an Insolvency Event with respect to the Affiliated Purchaser occurs, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the Collection Account. If the proceeds from the liquidation of the Contracts and any amounts on deposit in the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, distributions will be made first, to the payment of interest and principal on the Notes and second, to the payment of interest and principal on the Certificates. In such event, the amount of principal returned to the Certificateholders will be reduced and such Certificateholders will incur a loss, except to the extent of payments, subject to the Available Cash Collateral Amount, made to the Certificateholders from the Cash Collateral Account.

Credit Enhancement

      Subordination of Certificates. The rights of Certificateholders to receive distributions of interest and principal are subordinated to the rights of Noteholders to receive payment in full of all amounts of interest and principal to which the Noteholders are entitled to receive on the related Distribution Date. Consequently, no distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest and principal on the Class A Notes payable on such Distribution Date has been distributed to the Class A Noteholders, other than payments from the Cash Collateral Account, and (ii) principal until the Class A Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.

      Cash Collateral Account. The only credit enhancement for the Certificates is the Cash Collateral Account. With respect to any Distribution Date, the amount available to be withdrawn from the Cash Collateral Account as payment to the Certificateholders will not exceed the Available Cash Collateral Amount. The Available Cash Collateral Amount will be reduced by payments from the Cash Collateral Account required to be made to the Cash Collateral Depositor (as hereinafter defined) pursuant to the Cash Collateral Agreement (as hereinafter defined) and payments previously made therefrom to Certificateholders and generally will be reduced as the Pool Balance is reduced. See "The Purchase Agreements and The Trust Documents--Credit Enhancement--Cash Collateral Account." At any time that the Available Cash Collateral Amount is zero, holders of Certificates will bear the risk of all liquidation losses on the Defaulted Contracts and may suffer a loss. The Certificate Balance will be reduced to the extent that prior to the Cross-Over Date distributions are not made in respect of the Principal Loss Liquidation Amount and on or after the Cross-Over Date distributions are not made in respect of the Principal Distribution Amount. As a result of such reductions, less interest will accrue on the Certificates than would otherwise be the case.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

      Persons acquiring beneficial ownership interests in the Securities may hold their interests through DTC in the United States or, in the case of the Notes, Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Security Owners who are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants or Indirect Participants (unless and until Definitive Securities are issued). In addition, Security Owners will receive all distributions of principal and interest on the Securities through DTC and its Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Security Owners. It is anticipated that the only "Holder" or "Securityholder," as such terms are used herein, will be Cede, as nominee of DTC. Security Owners will not be recognized by the Trustees as Securityholders, as such term will be used, in the Sale and Servicing Agreement, and Security Owners will only be permitted to exercise the rights of Securityholders indirectly through DTC and its Participants. Security Owners will not receive or be entitled to receive Definitive Notes or Definitive Certificates representing their respective interests in the Securities, except under the limited circumstances described below.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as result of sales of Securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Cross-market transfers between persons directly or indirectly holding Notes through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.

      While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC will be required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and Certificates and will be required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities will be similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a Security Owner to pledge Notes or Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of physical certificates for such Securities.

      Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium Office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the

Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operators, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of the dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear thorough, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

      Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Notes and Certificates only through Participants by instructing such Participants to transfer such Notes and
Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securities Owners.

      DTC has advised the Company and the Trustees that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a Securityholder under the Sale and Servicing Agreement only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      NEITHER THE TRUST, THE SELLER, THE SERVICER, CIT, THE AFFILIATED PURCHASER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE CASH COLLATERAL DEPOSITOR NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF, OR INTEREST ON, THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

Definitive Securities

      The Notes and Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, together "Definitive Securities") to Security Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustees in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Securities and the Trustees or the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Termination, Note Owners and Certificate Owners representing in the aggregate not less than a majority of the outstanding principal balance of the Notes or the Certificate Balance advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Note Owners or Certificate Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the global notes and global certificates representing the Notes and Certificates and instructions for re-registration, the Trustee will issue the Notes as Definitive Notes and the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Notes and Definitive Certificates as Noteholders and Certificateholders, respectively, under the Sale and Servicing Agreement ("Noteholders" and "Certificateholders" respectively, and together "Securityholders" or "Holders").

      Distributions of principal of the Securities and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Sale and Servicing Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Securities were registered on the Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or the Security Registrar. The final payment on any Securities (whether Definitive Securities or the Securities registered in the name of Cede representing the Securities), however, will be made only upon presentation and surrender of such Note or Certificate at the office or agency specified in the notice of final distribution to Holders.

      Definitive Securities will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Security Holders

      If Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or by holders of Certificates evidencing not less than 25% of the Certificate Balance, within five (5) Business Days afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Purchase Agreements and the Trust Documents (provided such Certificateholders (i) state that they wish to communicate with other Certificateholders with respect to their rights under the Purchase Agreements, the Trust Documents or under the Certificates and (ii) provide the Trustee and the Servicer with a copy of the proposed communication). The Purchase Agreements and Trust Documents will not provide for the holding of any annual or other meetings of Certificateholders.

      If Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or by holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes, within five
(5) Business Days afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture (provided such Noteholders (i) state that they wish to communicate with other Noteholders with respect to their rights under the Indenture and (ii) provide the Indenture Trustee and the Servicer with a copy of the proposed communication). The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

Statements to Securityholders

      On  each   Distribution   Date,   the  Servicer  will  include  with  each
distribution to each Securityholder a statement, setting forth the following information for the related Due Period:


          (i) the amount of collections on the Contracts during the immediately preceding Due Period;

          (ii) the Available Amount for payment of all amounts distributable in respect of the Securities and Servicing Fee;

          (iii) the amount of the distribution allocable to principal of the Notes and to the Certificate Balance of the Certificates, including any overdue principal;

          (iv) the amount of the distribution allocable to interest on or with respect to each class of Securities, including any overdue interest;

          (v) the Pool Balance, the Note Pool Factor and the Certificate Pool Factor as of the end of the related Due Period;

          (vi) the Servicing Fee for the related Due Period, including any overdue Servicing Fee;

          (vii) the amount of Monthly Advances and Non-Reimbursable Payments on such date;

          (viii) the amount, if any, withdrawn from the Cash Collateral Account and distributed to the Certificateholders with respect to such Distribution Date;

          (ix) the Available Cash Collateral Amount, after giving effect to any deposit to or withdrawal from the Cash Collateral Account with respect to such Distribution Date, and such amount expressed as a percentage of the Pool Balance;

          (x) the aggregate principal balance of all Contracts which were delinquent 30, 60 and 90 days or more as of the last day of the related Due Period;

          (xi) the amount of investment earnings, net losses and investment expenses on amounts on deposit in the Collection Account;

          (xii) during the Funding Period, the amount of funds on deposit in the Pre-Funding Account;

          (xiii) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts;

          (xiv) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts purchased by the Trust since the preceeding Distribution Date;

          (xv) during the Funding Period, the amount, if any, withdrawn from the
     Capitalized   Interest   Account  to  make  payments  of  interest  on  the
     Securities;

          (xvi) during the Funding Period, the amount remaining on deposit in the Capitalized Interest Account;

          (xvii) during the Funding Period, the amount of investment earnings, net of losses and investment expenses on amounts on deposit in the Pre-Funding Account;

          (xviii) during the Funding Period, the amount of investment earnings, net of losses and investment expenses on amounts on deposit in the Capitalized Interest Account;

          (xix) on the Distribution Date immediately following the end of the Funding Period (or if the Funding Period ends on a Distribution Date on such Distribution Date), the aggregate principal amount and percentage of each of the Notes and Certificates which are being redeemed;

          (xx) the amount, if any, by which the amount due to be distributed to Noteholders and Certificateholders exceeds the actual amount distributed on the related Distribution Date to Noteholders and Certificateholders, respectively;

          (xxi) the aggregate principal balance of all Contracts which became Defaulted Contracts during the related Due Period;

          (xxii) the number and aggregate principal amount of Contracts which were prepaid, in part or in whole, during the related Due Period;

          (xxiii) the aggregate outstanding principal balance of the Notes as of such Distribution Date after giving effect to any distributions on such Distribution Date;

          (xxiv) the Certificate Balance as of such Distribution Date (after giving effect to any distributions on such Distribution Date); and

          (xxv) the Required Cash Collateral Amount.

          (xxvi) the amount of the surplus to be distributed the Affiliated Purchaser after all payments have been made in respect of the Securities and the Servicing Fee has been paid.


      Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law (where applicable law specifies such date), the Servicer will furnish to each person who at any time during such calendar year shall have been a Securityholder a statement containing the relevant amounts described above for such calendar year for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

                 THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

     The following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements") and the Sale and Servicing Agreement, any Subsequent Transfer Agreements and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreements and the Trust Documents.

Sale and Assignment of the Contracts


     On or prior to the Closing Date and each Subsequent Transfer Date, pursuant to the Purchase Agreement or a Subsequent Purchase Agreement, as the case may be, between CITSF and the Company, CITSF will sell and assign to the Company, without recourse, its entire interest in and to the Initial Contracts and Subsequent Contracts, respectively, including its security interests in the related Financed Vehicles. On the Closing Date and each Subsequent Transfer Date, the Company will sell and assign to the Owner Trustee, without recourse, all of its right, title and interest in and to such Contracts, including its security interests in the Financed Vehicles. Certain of the Contracts will be purchased by CITSF from CITCF-NY before they are sold to the Company. Each Contract will be identified in a schedule appearing as an exhibit to each of the Purchase Agreement and the Sale and Servicing Agreement (the "List of Contracts") which includes, among other things, the Contract Rate, Initial Cut-off Date Principal Balance and date of the last scheduled payment for each Contract. The Owner Trustee or its designated agent (which may be The Bank of New York) will, concurrently with the sale and assignment of the Initial
Contracts to it pursuant to the Sale and Servicing Agreement, execute, authenticate and deliver the Notes and Certificates to the Company in exchange for the Initial Contracts. The Company will sell the Notes and the Certificates to the Underwriters.


     CITSF will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Initial Contract as of the Closing Date, including that (i) as of the Initial Cut-off Date, the most recent scheduled payment of principal and interest was made by or on behalf of the related Obligor or was not delinquent more than 30 days; (ii) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File; (iii) each Contract is a legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (iv) no right of rescission, set-off, counterclaim or defense, including the defense of usury, has been asserted with respect to any Contract; (v) the Obligor on each Contract is required to maintain physical damage insurance covering the related Financed Vehicle in accordance with CITSF's normal requirements or, if not so covered, is covered by a blanket insurance policy maintained by CITSF and the Servicer has not obtained Force-Placed Insurance (as hereinafter defined) with respect to any Contract;
(vi) each Contract was originated by a Dealer and was purchased by CITSF or CITCF-NY in the ordinary course of its business; (vii) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract to the Company under the Purchase Agreement, to the Trust pursuant to the Sale and Servicing Agreement or pursuant to a transfer of the Notes and Certificates, or the ownership of the Contracts by the Trust, unlawful; (viii) each Contract complies with all requirements of law in all material respects; (ix) no Contract has been satisfied, subordinated in whole or in part or rescinded, and no Financed Vehicle has been released from the lien of the related Contract in whole or in part; (x) each Contract creates a valid and enforceable first priority security interest in favor of CITSF, CITCF-NY or the related Dealer in the Financed Vehicle covered thereby (which security interest, if in favor of the related Dealer or CITCF-NY, has been assigned to CITSF), such security interest has been assigned by CITSF to the Company and by the Company to the Trust, and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Vehicle in favor of CITSF or CITCF-NY; (xi) all parties to each Contract had capacity to execute such Contract; (xii) no Contract has been sold, assigned or pledged by CITSF to any person other than the Company (or by the Company to any person other than the Trust) and, prior to the transfer of the Contracts by CITSF to the Company and the transfer thereof by the Company to the Trust, CITSF or the Company, respectively, had good and marketable title to each Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Company and the Trust, respectively; (xiii) as of the Initial Cut-off Date, there was no default, breach, violation or event permitting acceleration under any Contract and, no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract (except for payment delinquencies permitted by clause (i) above), and CITSF has not waived any of the foregoing (except for payment delinquencies permitted by clause (i) above); (xiv) there are, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Contract, which are or may be liens prior to or equal or coordinate with the lien of the Contract;
(xv) each Contract is a fully-amortizing loan with interest at the stated Contract Rate and provides for level payments over the term of such Contract;
(xvi) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security (except as may be limited by creditors' rights generally); (xvii) the description of each Contract set forth in the List of Contracts is true and correct as of its date; (xviii) no Obligor is the United States of America or any state or any agency, department, instrumentality or political subdivision thereof; (xix) if the Obligor is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and the Contract is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Soldiers' and Sailors' Civil Relief Act"), or the California Military Reservist Relief Act of 1991 (the "Military Reservist Relief Act"), such Obligor (each, a "Relief Act Obligor") has not made a claim to CITSF that (A) the amount of interest on the Contract should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status or (B) payments on the Contract should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ordered otherwise upon application of CITSF; (xx) there is only one original executed copy of each Contract, which, immediately prior to the execution of the Sale and Servicing Agreement, was in the possession of CITSF;
(xxi) the  Contract  is "chattel  paper" as defined in the New Jersey  UCC;  and
(xxii) the Contract satisfies the selection criteria discussed above under "The Contract Pool--General".


     The Sale and Servicing Agreement will require CITSF to make on each Subsequent Transfer Date the same representations and warranties with respect to each individual Subsequent Contract as it is required to make with respect to each Initial Contract sold to the Trust except that each such representation and warranty shall be made as of the Subsequent Cut-off Date relating to such Subsequent Contract. In addition, no Subsequent Contract will be sold to the Trust on a Subsequent Transfer Date unless such Subsequent Contract satisfies the criteria described under the heading "The Contract Pool--Pre-Funding Account; Capitalized Interest Account." The Subsequent Financed Vehicles will consist of motor homes, travel trailers and other types of recreational vehicles.


     Under the terms of the Sale and Servicing Agreement and subject to certain conditions specified in the Sale and Servicing Agreement, CITSF will be obligated to purchase for the Purchase Price (as defined below) any Contract not later than 90 days after CITSF becomes aware, or 85 days after CITSF's receipt of written notice from either Trustee or the Servicer, of a breach of any representation or warranty of CITSF in the Sale and Servicing Agreement referred to in the two preceding paragraphs that materially and adversely affects the Trust's interest in such Contract if such breach has not been cured. CITSF shall effect such purchase by depositing the Purchase Price for such Contract in the Collection Account on the date specified in the Sale and Servicing Agreement. The "Purchase Price" for any Contract will be the remaining principal amount outstanding on such Contract on the date of purchase, plus 30 days' interest thereon in an amount equal to the sum of (i) the product of one-twelfth of the weighted average of the Pass-Through Rate and of the Class A Rate and the remaining principal amount outstanding on the Contract and (ii) accrued and unpaid Servicing Fees thereon at the Servicing Fee Rate to the date of such purchase. This purchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a representation and warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations under the Sale and Servicing Agreement).

     To reduce administrative costs, the Trust will appoint the Servicer as initial custodian of the Contracts. The Contracts will not be stamped or otherwise marked to reflect the transfer of the Contracts by CITSF to the Company and by the Company to the Trust, and will not be segregated from the other installment sale contracts of CITSF. CITSF's accounting records and computer systems will reflect the sale and assignment of the Contracts by CITSF to the Company and by the Company to the Trust, and UCC financing statements perfecting such sale and assignment will be filed. The Obligors under the Contracts will not be notified of the transfer of the Contracts to the Company or to the Trust. See "Certain Legal Aspects of the Contracts".

     CITSF, the Company and the Trust will treat each of the transfers of the Contracts from CITSF to the Company and from the Company to the Trust as a sale. As a result of the sale of the Contracts by CITSF to the Company and by the Company to the Trust, the Contracts will not be part of the assets of either CITSF or the Company and should not be available to their respective creditors. However, in the event of the insolvency of CITSF or the Company, it is possible that a trustee in bankruptcy, conservator or receiver for, or a creditor of, CITSF or the Company, as the case may be, may argue that the transaction between CITSF and the Company or between the Company and the Trust, as the case may be, was a pledge of the Contracts to secure a loan, rather than a true sale. This position, if asserted, could prevent timely payments of amounts due on the Certificates and, if accepted by the court, may result in delays or reductions in distributions of principal and interest on such Securities. Because the Contracts will remain in CITSF's possession and will not be stamped or otherwise marked to reflect the sale and assignment to the Trust, the Trust's interest in the Contracts could be defeated, if a subsequent purchaser were to take physical possession of the Contracts without knowledge of the sale and assignment. See "Certain Legal Aspects of the Contracts".


Accounts

     The Servicer will establish and maintain with the Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account") by the Servicer. The Servicer will establish and maintain with the Indenture Trustee an account in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which distributions to the Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the Owner Trustee (or its designated agent) an account in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account and the Cash Collateral Account for payment to the Certificateholders will be deposited and from which distributions to the Certificateholders will be made (the "Certificate Distribution Account").

     The Servicer will establish and maintain with an Eligible Institution (as defined below), initially the Owner Trustee (or its designated agent), an account in the name of the Owner Trustee, in which the Initial Cash Collateral Amount will be deposited and from which payments will be made (i) to the Certificate Distribution Account for distribution to the Certificateholders,
(ii) to the Cash Collateral Depositor and (iii) to the Affiliated Purchaser, as set forth in the Sale and Servicing Agreement and the Cash Collateral Agreement. Amounts held in the Certificate Distribution Account and the Cash Collateral Account will not be available to make payments of amounts due on the Notes, and will not be pledged to the Indenture Trustee as collateral security for the Notes.

     An "Eligible Institution" means either (i) the corporate trust department of the Owner Trustee, the Indenture Trustee or any paying agent satisfying the criteria under the Trust Agreement or Indenture as applicable or (ii) a depository institution or trust company organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and (unless the Certificate Account is a trust account maintained in the corporate trust department of such depository institution) whose short-term deposits have been rated P-1 by Moody's or A-1 by Standard & Poor's, or in one of the two highest rating categories by Moody's and Standard & Poor's in the case of unsecured long-term debt.

     All amounts held in each of the accounts established by the Servicer shall be invested in Eligible Investments that mature not later than the Business Day preceding the Distribution Date next succeeding the date of investment. "Eligible Investments" are limited to investments, specified in the Sale and Servicing Agreement, which meet the criteria of each Rating Agency from time to time as being consistent with their then-current ratings of the Securities. Investment earnings on amounts on deposit in the Collection Account, Note Distribution Account, Certificate Distribution Account and Cash Collateral Account will not be available to make payments on the Securities.

Servicing Procedures

     The Servicer will make reasonable efforts to collect all payments due with respect to the Contracts and, in a manner consistent with the Sale and Servicing Agreement, will continue such normal collection practices and procedures as it follows with respect to comparable recreational vehicle installment sale contracts it services for itself and others. See "Certain Legal Aspects of the Contracts". Consistent with its normal procedures, the Servicer may, in its discretion, arrange with an Obligor to extend or modify the payment schedule on a Contract provided that (i) the maturity of such Contract would not extend beyond the 180th day prior to the Class A Final Scheduled Distribution Date and
(ii) the reducing, rescheduling, extension or other modification of the terms of the Contract would not constitute a cancellation of such Contract and the creation of a new installment sale contract. The Servicer will follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Contract with respect to which it determines that eventual payment in full is unlikely or to realize upon any Defaulted Contract. With respect to any Due Period, a "Defaulted Contract" means any Contract (except for a Repurchased Contract) in respect of which payments exceeding $65 in the aggregate were delinquent 120 days or more as of the last day of such Due Period; provided, however, that a Paid-Ahead Contract and a Contract which is delinquent due to the Soldiers' and Sailors' Relief Act shall not be deemed delinquent. The Servicer may sell the related Financed Vehicle securing such Contract at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Contracts". The net proceeds of such realization will be deposited in the Collection Account.


     Under the Sale and Servicing Agreement, the Servicer will be required to use its best efforts to require the Obligors to obtain and maintain theft and physical damage insurance on the Financed Vehicles in accordance with the policies and procedures employed by the Servicer with respect to comparable new or used recreational vehicle receivables that it services for itself or others.

     The Sale and Servicing Agreement provides that neither the Servicer nor the Company, nor any director, officer, employee or agent of the Servicer or the Company, will be under any liability to the Trustees, the Trust or the Securityholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the Servicer, the Company or any such person will not be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in compliance with the standards of care set forth in the Sale and Servicing Agreement. In the event that the Servicer or the Company, in its discretion, undertakes any action which it deems necessary or desirable in connection with its rights and duties under the Sale and Servicing Agreement or the interests of the Securityholders thereunder, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Servicer and the Company will be entitled to be reimbursed therefor out of the Collection Account.

     The Servicer shall keep in force throughout the term of the Agreement (i) at such time as the long-term debt of its parent is rated less than "A" by Standard & Poor's or less than "A3" by Moody's, a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of recreational vehicle contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

     A breach of certain covenants made by CITSF as Servicer in the Sale and Servicing Agreement that materially and adversely affects the Trust's interest in any Contract, would require the Servicer to purchase such Contract unless such breach is cured within the period specified in the Sale and Servicing Agreement.

Servicing Compensation


     The Servicer will be entitled to receive the Servicing Fee for each Due Period, payable on the following Distribution Date, equal to the sum of (i) one-twelfth of the product of 1.00% (the "Servicing Fee Rate") and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any investment earnings on amounts on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account. In addition, the Servicer will be entitled to collect and retain any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Contracts ("Late Fees"). Payments to the Servicer of such amounts will compensate the Servicer for performing the functions of a third party servicer of recreational vehicle receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting federal income tax information to Obligors, paying costs of disposition of defaults, monitoring the collateral in cases of Obligor default and handling the foreclosure or other liquidation of the Financed Vehicle in appropriate instances.

     The Servicing Fee and Late Fees also will compensate the Servicer for administering the Contracts, including reimbursing the Servicer for accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information. The Servicing Fee and Late Fees also will compensate the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering and servicing the Contracts.

Collections


     The Servicer will deposit all payments on or with respect to the Contracts received from Obligors and all proceeds of Contracts collected during each Due Period into the Collection Account not later than two Business Days after receipt. However, at any time that (i) CITSF remains the Servicer under the Sale and Servicing Agreement and The CIT Group Holdings, Inc. (the parent of the Servicer) has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and either a short-term debt rating of P-1 or a long-term debt rating of at least A2 by Moody's (the "Required Servicer Ratings"), or (ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as provided in the Sale and Servicing Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Collection Account and, in the case of clause (ii) above, the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the Securities, the Servicer will not be required to deposit payments by Obligors on the Contracts in the Collection Account within two Business Days of the date of processing. In such an event, the Servicer may make such deposits on the Business Day immediately preceding the next Distribution Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of the preceding sentence not applied. In the event that the Servicer is permitted to make remittances of collections to the Collection Account on a monthly basis pursuant to satisfaction of the second condition described above, the Sale and Servicing Agreement will be modified, to the extent necessary, without the consent of any Securityholder. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.


     The Company, CITSF or the Servicer, as the case may be, will remit the aggregate Purchase Price of any Contracts to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date.


     The Servicer will not be required to deposit in the Collection Account amounts relating to the Contracts attributable to the following: (a) amounts received with respect to each Contract (or property acquired in respect thereof) that has been purchased by CITSF or the Servicer pursuant to the Sale and
Servicing   Agreement   and  that  are  not  required  to  be   distributed   to
Securityholders, (b) net investment earnings on funds deposited in the Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Cash Collateral Account, (c) amounts received as Late Fees, (d) amounts to be reimbursed to the Servicer in respect of unrecoverable Monthly Advances, (e) amounts received in respect of the amounts, if any, of insurance premiums added to the principal balance of a Contract after the Initial Cut-off Date for each such Initial Contract, or after the related Subsequent Cut-off Date for each such Subsequent Contract, (f) amounts received as liquidation proceeds, to the extent the Servicer is entitled to reimbursement of liquidation expenses related thereto, and (g) repossession profits on liquidated Contracts.


Monthly Advances

     With  respect  to each  Contract  as to which  there  has been an  Interest
Shortfall during the related Due Period (other than an Interest Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period), the Servicer shall advance funds in the amount of such Interest Shortfall (each, a "Monthly Advance"), but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent collections with respect to interest on such Contract made by or on behalf of the obligor thereunder (the "Obligor"), net liquidation proceeds or insurance proceeds with respect to such

Contract. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Contract. If the Servicer determines in its good faith judgement that an unreimbursed Monthly Advance shall not ultimately be recoverable from such collections, the Servicer shall be reimbursed for such Monthly Advance from collections on all Contracts. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The Servicer will not advance funds in respect of the principal component of any scheduled payment.


     "Interest Shortfall" means with respect to any Contract and any Distribution Date, the excess of (x) the sum of (i) the product of one-twelfth of the weighted average of the Pass-Through Rate and the Class A Rate multiplied by the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be) and (ii) the product of (A) one-twelfth of the Servicing Fee Rate and (B) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be) over (y) the amount of interest, if any, collected on such Contract in the related Due Period.


     The Servicer will remit any Monthly Advance with respect to each Due Period into the Collection Account not later than the Business Day preceding the next following Distribution Date.

Non-Reimbursable Payment

     When a payment of principal is made on or in respect of a Contract, interest is paid on the unpaid principal balance of such Contract only to the date of such payment. With respect to each Contract as to which there has been an Interest Shortfall in the related Due Period arising from either a prepayment in full of such Contract or a Relief Act Reduction in respect of such Contract during such Due Period, the Sale and Servicing Agreement will require the Servicer to deposit into the Collection Account on the Business Day immediately preceding the following Distribution Date, without the right of subsequent reimbursement, an amount equal to such Interest Shortfall (a "Non-Reimbursable Payment").

Distributions


     On or before the Determination Date preceding a Distribution Date, the Servicer will make a determination and inform the Indenture Trustee and the Owner Trustee of the following amounts with respect to the preceding Due Period:
(i) the aggregate amount of collections on the Contracts; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer; (iii) the aggregate Purchase Price of Contracts to be purchased by CITSF or the Servicer; (iv) the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (v) the aggregate amount to be distributed as principal and interest on the Certificates on the related Distribution Date;
(vi) the Servicing Fee; (vii) the aggregate amount of Non-Reimbursable Payments;
(viii) the amounts required to be withdrawn from the Cash Collateral Account for such Distribution Date (which shall be equal to (A) the amount, if any (subject to the Available Cash Collateral Amount), by which the Available Amount for such Distribution Date after reimbursing the Servicer for any previously unreimbursed Monthly Advances for which it is entitled to be reimbursed and making the Servicer Payment to the Servicer and paying interest and principal on the Notes, is less than the amounts set forth in clauses (e), (f) and (g) below with respect to such Distribution Date, (B) any Cash Collateral Account Surplus (as hereinafter defined) which is payable to the Cash Collateral Depositor or the Affiliated Purchaser and (C) any Excess Collections (as hereinafter defined) payable to the Cash Collateral Depositor); (ix) any amounts to be deposited into the Cash Collateral Account; and (x) the aggregate amount of unreimbursed Monthly Advances to be reimbursed to the Servicer, all as described below.


     The "Available Amount" on any Distribution Date is equal to all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of such Contracts in the related Due Period (together with the Purchase Price for any Contract repurchased by CITSF resulting from breaches of certain representations and warranties or repurchased by the Servicer resulting from breaches of certain covenants, in each case as set forth in the Sale and Servicing Agreement, paid on or prior to the Deposit Date immediately preceding such Distribution Date) less the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): any repossession profits on liquidated Contracts, Liquidation Expenses (as defined in the Sale and Servicing Agreement) incurred and taxes and insurance advanced by the Servicer in respect of Financed Vehicles that are reimbursable to the Servicer under the Sale and Servicing Agreement; any amounts incorrectly deposited in the Collection Account; and net investment earnings on the funds in the Collection Account due to the Servicer pursuant to the Sale and Servicing Agreement and any other amounts permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the Sale and Servicing Agreement.

     On each Distribution Date the Indenture Trustee will withdraw the Available Amount from the Collection Account to make the following payments (to the extent sufficient funds are available therefor) in the following order:

      (a) the aggregate amount of any unreimbursed Monthly Advances made by the Servicer (and which are then due to be reimbursed to the Servicer) will be paid to the Servicer;

      (b) the Servicing Fee, including any overdue Servicing Fee, will (to the extent not previously retained by the Servicer) be paid to the Servicer;

      (c) the Class A Interest Distribution Amount, including any overdue Class A Interest Distribution Amount, will be deposited into the Note Distribution Account, for payment to the Noteholders;

      (d) on and prior to the Cross-Over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount, will be deposited into the Note Distribution Account, for payment to the Noteholders;

      (e) the Certificate Interest  Distribution  Amount,  including any overdue
   Certificate  Interest   Distribution  Amount,  will  be  deposited  into  the
   Certificate Distribution Account, for payment to the Certificateholders;

      (f) prior to the Cross-Over Date, the Principal Liquidation Loss Amount, if any, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

      (g) on and after the Cross-Over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

      (h) an amount equal to the sum of (i) the difference between the Available Cash Collateral Amount and the Required Cash Collateral Amount, to the extent the Available Cash Collateral Amount is less than the Required Cash Collateral Amount and (ii) the amount necessary to make payments of principal and interest on the Loan (as hereinafter defined), to the extent required by the Sale and Servicing Agreement and the Cash Collateral Agreement, will be deposited into the Cash Collateral Account; and

      (i) the balance, if any, will be distributed to the Affiliated Purchaser.

     To the extent that the Available Amount is insufficient to satisfy the distributions set forth in clauses (e), (f) or (g) above on any Distribution Date, the Owner Trustee will withdraw or cause to be withdrawn from the Cash Collateral Account, to the extent available, the difference between the aggregate amounts described in clauses (e), (f) and (g) and the Available Amount remaining after payment of the amounts described in clauses (a), (b), (c) and
(d). Any amount so withdrawn from the Cash Collateral Account by or on behalf of the Owner Trustee will be deposited into the Certificate Distribution Account for distribution to the Certificateholders.

Credit Enhancement

     Subordination of Certificates. The rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Class A Noteholders, to the limited extent described herein. This subordination is intended to enhance the likelihood of timely receipt by Class A Noteholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Noteholders limited protection against losses in respect of the Contracts.

     No distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest and principal on the Class A Notes payable on such Distribution Date has been distributed to the Class A Noteholders, other than payments from the Cash Collateral Account, and (ii) principal until the Class A Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.

     The protection afforded to the Class A Noteholders by the subordination feature described above will be effected by the preferential right of the Class A Noteholders to receive, to the extent described herein, current distributions from collections on or in respect of the Contracts prior to the application of such collections to making payments in respect of the Certificates. There is no other protection against losses on the Contracts afforded the Class A Notes. The Cash Collateral Account will not be available to provide a source of funds to make payments of principal or interest on the Notes.


     Cash Collateral Account. On the Closing Date, the Cash Collateral Account will be established pursuant to the Sale and Servicing Agreement. The Owner Trustee will have the right to withdraw or cause to be withdrawn payments from the Cash Collateral Account under certain circumstances specified below. The Cash Collateral Account will be funded on the Closing Date in the amount of $5,625,000 (the "Initial Cash Collateral Amount") from the proceeds of a loan (the "Loan") by the Cash Collateral Depositor pursuant to a Cash Collateral Agreement among the Cash Collateral Depositor, the Trust and the Servicer (the "Cash Collateral Agreement"). The Cash Collateral Depositor's only recourse against the Trust for repayment of the Loan is from the Cash Collateral Account Surplus (as hereinafter defined), certain investment earnings on funds deposited in the Cash Collateral Account and payments from the Cash Collateral Account upon maturity of the Loan, in each case as set forth in the Cash Collateral Agreement.


     The Cash Collateral Account shall be a segregated account maintained with an Eligible Institution. Funds on deposit in the Cash Collateral Account will be invested in certain investments which satisfy the criteria established by each of the Ratings Agencies. It is expected that such funds will be invested in debt obligations of the Cash Collateral Depositor or its affiliates so long as such obligations satisfy the criteria established by the Rating Agencies. The Cash Collateral Account and any amounts therein shall be held by or on behalf of the Owner Trustee in accordance with the Sale and Servicing Agreement and the Cash Collateral Agreement for the benefit of the Certificateholders and the Trust, and as provided in the Sale and Servicing Agreement and the Cash Collateral Agreement.

     The Cash Collateral Account will be terminated following the earlier to occur of (a) the date on which the Certificates are paid in full and any funds remaining therein have been paid to the Cash Collateral Depositor or the Affiliated Purchaser or (b) the Certificate Final Scheduled Distribution Date.

     On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account for the benefit of the Certificateholders (the "Available Cash Collateral Amount") will be equal to the lesser of (i) the Required Cash Collateral Amount and (ii) the amount on deposit in the Cash Collateral Account, exclusive of interest and earnings thereon and any investment losses and expenses and before giving effect to any deposit to be made to the Cash Collateral Account on such Distribution Date.

     On each Determination Date, the Servicer will determine the amounts, if any, required to be withdrawn from the Cash Collateral Account, up to the Available Cash Collateral Amount, on the related Distribution Date for payment to the Certificateholders. The Owner Trustee will withdraw or cause to be withdrawn such amount from the Cash Collateral Account and will deposit or cause to be deposited such amount into the Certificate Distribution Account on the Business Day before the Distribution Date with respect to which such withdrawal was made.

     On each Distribution Date, the Servicer will deposit Excess Collections into the Cash Collateral Account in an amount sufficient to increase the amount on deposit in the Cash Collateral Account to the Required Cash Collateral Amount and to make payments of principal and interest on the Loan as required by the Cash Collateral Agreement. Excess Collections, if any, not so required to be deposited in the Cash Collateral Account will be paid to the Affiliated Purchaser. On each Distribution Date, the Owner Trustee will withdraw or cause to be withdrawn from the Cash Collateral Account an amount equal to the amount by which the Available Cash Collateral Amount (after taking into account any deposits to and withdrawals from the Cash Collateral Account pursuant to the Sale and Servicing Agreement on such Distribution Date) exceeds the Required Cash Collateral Amount for the next Distribution Date (the "Cash Collateral Account Surplus") and pay such amount, to the extent required to make payments of principal and interest on the Loan, to the Cash Collateral Depositor. Any such amounts paid to the Cash Collateral Depositor will not be available for distribution to Certificateholders. On each Distribution Date, the Owner Trustee will withdraw from the Cash Collateral Account and pay to the Affiliated Purchaser the balance, if any, of the Cash Collateral Account Surplus.

     In the event that the Certificates are outstanding on the Certificate Final Scheduled Distribution Date (after taking into account distributions on such date), the Owner Trustee will withdraw or cause to be withdrawn from the Cash Collateral Account an amount equal to the Certificate Balance, and will distribute such amount to the Certificateholders in retirement of the Certificates, to the extent funds are available therefor in the Cash Collateral Account.


     The Required Cash Collateral Amount with respect to any Distribution Date will equal 2.25% of the Pool Balance as of the first day of the related Due Period, but in no event less than $1,875,000. If, with respect to any Distribution Date, (a) the average of the principal balance of Contracts 60 days or more delinquent (including Contracts relating to Financed Vehicles that have been repossessed) as a percentage of the Pool Balance for the three preceding Due Periods exceeds 1.75% or (b) the average of the principal balances of all Contracts which became Defaulted Contracts, less any net liquidation proceeds on Defaulted Contracts, expressed as an annualized percentage of the average outstanding Pool Balance of the three preceding Due Periods exceeds 1.75%, then the Required Cash Collateral Amount with respect to such Distribution Date shall be 4.50% of the Pool Balance as of the first day of the related Due Period, but in no event (i) less than $1,875,000 or (ii) greater than $5,625,000; provided further that the Required Cash Collateral Amount shall never be greater than the outstanding balance of Certificates and may be reduced from time to time if the Rating Agencies shall have given prior written notice to the Seller, the Servicer and the Issuer that such reduction will not result in a downgrade or withdrawal of the then current rating of the Notes and the Certificates.


     "Excess Collections" for any Distribution Date will equal the amounts collected or deposited in respect of the Contracts in the related Due Period and which are remaining in the Collection Account on such Distribution Date after taking into account distributions to be made on the Securities and payments and reimbursements made to the Servicer on such Distribution Date.

Net Deposits

     As an administrative convenience, the Servicer will under certain circumstances be permitted to make deposits of collections, Monthly Advances, Non-Reimbursable Payments and the aggregate Purchase Price of Contracts purchased by it for, or with respect to, a Distribution Date net of distributions to be made to the Servicer with respect to such Distribution Date (including, without limitation, Servicing Fee, reimbursement of nonrecoverable Monthly Advances and amounts to be deducted in the definition of "Available Amount" set forth under "--Distributions" above). The Servicer, however, will account to the Indenture Trustee, the Owner Trustee and to the Securityholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

Statements to Trustees and Trust

     On or before each Determination Date, the Servicer will provide to the Indenture Trustee, Owner Trustee, any Paying Agent and CITSF as of the close of business on the last day of the preceding Due Period, a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders described above under "Certain Information Regarding The Securities--Statements to Securityholders".

Evidence as to Compliance

     The Sale and Servicing Agreement will require the Servicer to deliver to the Trustees a monthly report prior to each Distribution Date, setting forth certain information regarding the Contract Pool and the Securities. Each such report to the Trustees will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement will require that on or before March 31 of each year, commencing March 31, 1997, the Servicer will deliver to the Trustee a report of independent public accountants which opines on, at a minimum, the servicing entity's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions made thereto). The Sale and Servicing Agreement will require that such examination and report of independent public accountants be prepared in accordance with the requirements set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions made thereto).


     The Servicer, on request of the Trustees, will furnish to the Trustees such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

Certain Matters Regarding the Servicer

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. Such resignation will not become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement will further provide that neither the Servicer nor the Company nor any of their directors, officers, employees and agents shall be under any liability to the Trustees, the Trust or the Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranties or representations made in the Sale and Servicing Agreement or failure to perform obligations in accordance with the standards set forth in the Sale and Servicing Agreement or any liability which otherwise would be imposed by reason of any breach of the terms and conditions of the Sale and Servicing Agreement. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action which arises under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders and Certificateholders thereunder.

     Any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer, which corporation or other entity assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

Physical Damage Insurance


     The Sale and Servicing Agreement will provide that the Servicer, in accordance with its customary servicing procedures, shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle, provided that such insurance shall be in an amount no greater than the outstanding principal balance of the related Contract or, if such insurance covers the interest of the related Obligor in the Financed Vehicle, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Financed Vehicle, or such lesser amount permitted by applicable law. The Servicer shall enforce its rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used recreational vehicles financed by installment sale contracts that it services for itself or others. If an Obligor fails to maintain such insurance, the Servicer shall obtain and advance on the behalf of such Obligor, as required under the terms of the applicable Contract and the Sale and Servicing Agreement, the premiums for such insurance, with uninsured physical damage loan insurance endorsements, each insurance policy naming the Servicer as an additional insured and loss payee and issued by an insurer having a rating of "A" or better by A.M. Best (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing procedures, but in no event in an amount greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Vehicle, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Financed Vehicle, or such lesser amount permitted by applicable law. The Servicer shall be required to disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law. The Servicer does not, under its customary servicing procedures, require Force-Placed Insurance when the principal balance of the related Contract falls below the level or levels periodically established in accordance with such customary servicing procedures. In accordance with such customary servicing procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Vehicles that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Certificateholders or the Noteholders. Any portion of the principal balance of a Contract consisting of Force-Placed Insurance acquired after the Initial Cut-off Date, or the related Subsequent Cut-off Date, will not be owned by the Trust, and amounts allocable thereto will not be available for distribution in respect of the Securities. Unless otherwise designated by the Obligor, the Servicer will not allocate payments with respect to Force-Placed Insurance premiums added to the Contracts after the Initial Cut-off Date or a Subsequent Cut-off Date, as the case may be, if any amount of principal or interest is due but unpaid on the Contracts. The Servicer shall not deposit payments posted with respect to such Force-Placed Insurance in the Collection Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has advanced funds to obtain Force-Placed Insurance makes scheduled payments under the Contract, but has failed to make scheduled payments of such Force-Placed Insurance as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is a Defaulted Contract; provided, however, that any Net Liquidation Proceeds with respect to such Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to repayment of any such Force-Placed Insurance premiums added to the Initial Contracts after the Initial Cut-off Date or to any Subsequent Contracts after the related Subsequent Cut-off Date.

Servicing -- Hazard Insurance

     The Sale and Servicing Agreement will permit the Servicer or any affiliate of the Servicer, to the extent permitted by law, to (i) enter into agreements with one or more insurers or other Persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any hazard insurance policy (whether or not such hazard insurance policy is force-placed pursuant to the provisions of any Contract), or any other insurance policy whatsoever and (ii) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.


Event of Termination

     An "Event of Termination" under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to make any required deposit in any of the accounts required to be made under the Sale and Servicing Agreement which failure continues unremedied for five (5) Business Days after the Servicer becomes aware that such deposit was required; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement (other than those described in clause (i)) that materially and adversely affects the rights of the Noteholders or Certificateholders which continues unremedied for 30 days after the giving of written notice of such failure or breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Sale and Servicing Agreement, except as specifically permitted under the Sale and Servicing Agreement, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; or (v) the Servicer no longer qualifies as an Eligible Servicer (as defined in the Sale and Servicing Agreement). "Notice" as used herein shall mean notice to the Servicer by the Trustees or the Company, or to the Company, the Servicer and the Trustees by the Certificateholders holding not less than 25% of the outstanding Certificate
Balance and by Noteholders holding not less than 25% of the outstanding principal amount of the Notes.


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Rights Upon Event of Termination

     As long as an Event of Termination under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may, and at the written direction of the holders of Notes evidencing not less than a majority in principal amount of such then outstanding Notes, shall, unless prohibited by applicable law, terminate all (but no less than all) of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law) the Indenture Trustee or a successor Servicer under the Sale and Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Indenture Trustee nor any successor servicer will assume any obligation of CITSF to purchase Contracts for breaches of representations or warranties, and the Indenture Trustee or the successor Servicer will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Sale and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner CITSF's obligation to purchase certain Contracts for breaches of representations or warranties under the Sale and Servicing Agreement. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Indenture Trustee is obligated to act in such capacity, unless the Indenture Trustee is prohibited by law from so acting. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event, without written consent of 100% of the Securityholders, may be greater than the compensation to CITSF as Servicer under the Sale and Servicing Agreement.

Waiver of Past Defaults

     The holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of the Certificates evidencing not less than a majority of the Certificate Balance, in the case that all the Notes have been paid in full and the Indenture has been discharged in accordance with its terms) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except an Event of Termination in making any required deposits to or payments from any of the accounts in accordance with the Sale and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' right with respect to subsequent defaults.

Amendment

     Each of the Sale and Servicing Agreement and the Trust Agreement may be amended by the parties thereto and, in the event that such amendment affects the Indenture Trustee, the Indenture Trustee, without prior notice to or the consent of the related Noteholders or Certificateholders (i) to correct manifest error or cure any ambiguity; (ii) correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add or amend any provision as requested by the Rating Agencies to maintain or improve the rating of the Notes or Certificates; (iv) to add to the covenants, restrictions or obligations of the Company, the Servicer, the Owner Trustee or the Indenture Trustee; (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the property owned by the Trust and add to or change any provisions as shall be necessary to facilitate the administration of the trusts under the Trust Agreement by more than one trustee pursuant to
Article VI of the Trust Agreement; or (vi) to add, change or eliminate any other provisions provided that an amendment pursuant to clause (vi) will not, in the opinion of counsel (which may be internal counsel to the Company or the Servicer), adversely affect in any material respect the interests of the Trust, the Noteholders or the Certificateholders. Each such agreement may also be amended by the parties thereto, with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Sale and Servicing Agreement, or of modifying in any manner the rights of such Noteholders or Certificateholders, respectively; except, that no such amendment, may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made on any Note or


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

Certificate,  any Contract  Rate, the  Pass-Through  Rate or the Class A Rate or
(ii) reduce the aforesaid percentage required of Noteholders and Certificateholders to consent to any such amendment without the consent of all of the Noteholders or Certificateholders, as the case may be. Notwithstanding the foregoing, no amendment affecting the rights of the Cash Collateral Depositor will be made without the consent of the Cash Collateral Depositor.

Insolvency Event

     If any of certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to such person indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs with respect to the Affiliated Purchaser, the Contracts shall be liquidated and the Trust will be terminated, unless, within 90 days after the date of such Insolvency Event, the Owner Trustee shall have received written instructions from (i) each of the Certificateholders (other than the Affiliated Purchaser), and (ii) each of the Noteholders to the effect that each such party disapproves of the liquidation of such Contracts and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Affiliated Purchaser, notice thereof is required to be given to the Noteholders and Certificateholders; except that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of such Trust (other than the Certificate Distribution Account, the Note Distribution Account or the Cash Collateral Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the related Collection Account. If the proceeds from the liquidation of the Contracts, the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, the amount of principal returned to the Certificateholders will be reduced (to the extent the Available Cash Collateral Amount is not sufficient to prevent such reduction) and the Certificateholders will incur a loss. See "Risk Factors--Certain Legal Aspects".

Affiliated Purchaser Liability

     Under the Trust Agreement, the Affiliated Purchaser will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages, liabilities or expenses (other than those incurred by (i) a Noteholder or a Certificateholder in the capacity of an investor and (ii) the Trust under the Cash Collateral Agreement) of the Trust to the extent that the Affiliated Purchaser would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Affiliated Purchaser were a general partner.

Termination

     The obligations of the Servicer, the Company, the Affiliated Purchaser, the Owner Trustee and the Indenture Trustee pursuant to the Purchase Agreements and the Trust Documents will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to Securityholders of all amounts required to be paid to them pursuant to the Purchase Agreements and the Trust Agreement, (iii) the occurrence of either event described below and (iv) as otherwise required by law, as described in the Trust Agreement.

     In order to avoid excessive administrative expenses, CITSF will be permitted at its option to purchase from the Trust, on any Distribution Date following a Record Date on which the Pool Balance is 10% or less of the Initial Pool Balance, all remaining Contracts at a price equal to the aggregate Purchase Price for the Contracts (including Defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses). Exercise of such right will effect early retirement of the Securities. The "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

     Within ten days after a Distribution Date following a Record Date on which the Pool Balance is 5% or less of the Initial Pool Balance, the Indenture Trustee (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) shall solicit bids for the purchase of the Contracts remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be



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distributed to Securityholders  on the second  Distribution Date succeeding such
Record Date. Any purchaser of the Contracts must agree to the continuation of CITSF as Servicer on terms substantially similar to those in the Sale and Servicing Agreement. Any such sale will effect early retirement of the Securities.

     Such Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for recreational vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Contracts and must equal the sum of
(i) the greater of (a) the aggregate Purchase Price for the Contracts (including Defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Collection Account available for distribution to Securityholders for such second succeeding Determination Date would result in proceeds sufficient to distribute the amount of monthly principal and interest for such Distribution Date and any unpaid principal and interest with respect to one or more prior Distribution Dates, and (ii) the sum of (a) an amount sufficient to reimburse the Servicer for any unreimbursed Monthly Advances for which it is entitled to reimbursement and (b) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Due Periods. Such Trustee may consult with financial advisors, including any Underwriter, to determine if the fair market value of such Contracts has been offered. Upon the receipt of such bids, such Trustee shall sell and assign such Contracts to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, such Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Contracts remaining in the Trust. In such event, however, such Trustee may from time to time solicit bids in the future for the purchase of such Contracts upon the same terms described above.

     Such Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of such Trustee specified for such purpose. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the Affiliated Purchaser.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of recreational vehicle contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

General

     As a result of the assignment of the Contracts to the Owner Trustee, the Trust will succeed collectively to the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Financed Vehicle to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") as in effect in the various states of origination of the Contracts. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Sale and Servicing Agreement, the Servicer will retain possession of the Contracts as custodian for the Owner Trustee, and will make an appropriate filing of a UCC financing statement in New Jersey to perfect the sale of the Contracts by the Company to the Owner Trustee. The Contracts will not be stamped to reflect their assignment from CITCF-NY to CITSF, from CITSF to the Company or from the Company to the Owner Trustee.

     Under the Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of the Trust's interest in the Contracts and the proceeds thereof. CITSF will warrant in the Sale and Servicing Agreement, with respect to each Contract, that, as of the Closing Date for each Initial Contract, and as of the related


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Subsequent Transfer Date for each Subsequent Contract, the Contract has not been sold, transferred, assigned or pledged by CITSF to any person other than the Company, that immediately prior to the transfer and assignment of the Contracts to the Company, CITSF has good and marketable title thereto, free and clear of
all  liens,   encumbrances,   security  interests  and  rights  of  others  and,
immediately upon the transfer thereof, the Company will have good and marketable title to the Contract, free and clear of all liens, encumbrances, security interests and rights of others, and that the transfer has been perfected under applicable law. In the event of an uncured breach of any such warranty that materially adversely affects the interest of the Trust in a Contract transferred by the Company to the Trust, the only recourse of the Certificateholders, the Owner Trustee, or the Trust would be to require CITSF to purchase such Contract.

     Pursuant to the Sale and Servicing Agreement, the Servicer will have custody of the Contracts sold to the Trust. The Contracts and related certificates of title will not be physically marked or segregated to indicate that such Contracts have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Contracts for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Contracts, such purchaser would acquire an interest in the Contracts superior to the interest of the Trust.

Security Interests in the Financed Vehicles

     General. Installment sale contracts such as the Contracts evidence the credit sale of recreational vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related recreational vehicles under the UCC. In most states (including California), perfection rules relating to security interests in recreational vehicles are generally governed under state certificate of title statutes (Alabama, Connecticut, Georgia, Maine, Massachusetts, Minnesota, Mississippi, New Hampshire, New York, Rhode Island and Vermont have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act) or by the vehicle registration laws of the state in which each recreational vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreational vehicles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the certificate of title and payment of a fee to the state motor vehicle authority, depending on particular state law. In states that do not have a certificate of title statute or that make no provision for notation of a security interest on a certificate of title, perfection is usually accomplished by filing pursuant to the provisions of the UCC. In most states, including California, a security interest in a recreational vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Contract prohibits the sale or transfer of the related Financed Vehicle without the consent of CITSF.

     Perfection of Sale. Pursuant to the Purchase Agreement, CITSF will sell and assign its interests in the Contracts, including the security interests in the Financed Vehicles granted thereunder, to the Company and, pursuant to the Sale and Servicing Agreement, the Company will sell and assign its interest in the Contracts, including the security interests in the Financed Vehicles granted thereunder, to the Owner Trustee. UCC financing statements to perfect the sale of (i) CITSF's interests in the Contracts and the Financed Vehicles to the Company and (ii) the Company's interests in the Contracts and the Financed Vehicles to the Owner Trustee, will be filed.


     Perfection of CITSF's Security Interest in the Financed Vehicles. The certificates of title relating to the Financed Vehicles name CITSF (or CITCF-NY) as the secured party. In those instances where no certificate of title is applicable under state law, a UCC financing statement has been filed. CITSF and CITCF-NY take all actions necessary under the laws of the state in which the related recreational vehicles are located to perfect their respective security interests in such recreational vehicles, including, where applicable, having a notation of their respective liens recorded on the related certificate of title or delivering the required documents and fees, and obtaining possession of the certificate of title (if possible). In the event CITSF (or CITCF-NY) fails, due to clerical errors, to effect such notation or delivery, or perfects the security interest under an inapplicable statute (for example, under the UCC rather than under a motor vehicle title law), the Securityholders may not have a first priority security interest in the Financed Vehicle securing a Contract. In the Sale and Servicing Agreement, CITSF has represented as of the Closing Date that each Contract creates a valid and enforceable first priority security interest in favor of CITSF (or CITCF-NY) or the related Dealer in the Financed Vehicle covered thereby (which security interest, if in favor of the related



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Dealer (or CITCF-NY), has been assigned to CITSF) and such security interest has been assigned by CITSF to the Company, and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Vehicle in favor of CITSF (or CITCF-NY). A breach by CITSF of such warranty that materially adversely affects the Trust's interest in any Contract would require CITSF to purchase such Contract unless such breach is cured within 90 days.


     Perfection of Trust's Security Interest in Financed Vehicles. In each case, except where applicable laws require the filing of a UCC financing statement, the certificate of title names CITSF (or CITCF-NY) as the secured party. In the case of Contracts in which CITCF-NY is the secured party, CITSF has not amended the certificates of title to substitute CITSF as secured party. Moreover, because of the administrative burden and expense, neither CITSF, the Company nor the Trust will amend any certificate of title to note the lien of the Trust as the new secured party on the certificate of title relating to the Financed Vehicles. However, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the Sale and Servicing Agreement. See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts." Accordingly, CITSF (or CITCF-NY) will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles.

     (i)California. A security interest in a motor vehicle registered in the State of California (in which the greatest number of Financed Vehicles are currently registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as "legal owner" thereon, or, if the vehicle has not been previously registered, an application in usual form for an original registration together with an application for registration of the secured party as "legal owner." However, under the California Vehicle Code, a transferee of a security interest in a motor vehicle is not required to reapply to the Department of Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the "legal owner." Accordingly, under California law, an assignment such as that under each of the Purchase Agreement and the Sale and Servicing Agreement is an effective conveyance of CITSF's and the Company's perfected security interest, as the case may be, without such re-registration, and under the Purchase Agreement the Company will succeed to CITSF's, and under the Sale and Servicing Agreement the Trust will succeed to the Company's, rights as secured party.

     (ii) Other States. In most states, assignments such as those under the Purchase Agreement and the Sale and Servicing Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Because of the administrative burden and expense, none of CITSF, the Company or the Trust will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Although re-registration of the recreational vehicle in such states is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be noted as the secured party on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. In the absence of fraud, forgery or administrative error, the notation of CITSF's or CITCF-NY's lien on the certificates of title will be sufficient in most states to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. However, with respect to Financed Vehicles in those states in which the Trust failed to obtain a first perfected security interest because it is not noted as the secured party on the certificate of title, the Trust's security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of first perfected security interests therein.

     Continuity of Perfection. Under the laws of most states, a perfected security interest in a recreational vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such recreational vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. In those states (including California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for perfection of a motor vehicle lien by notation of the lien on the certificate of title without possession of the certificate of title by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest were noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state to which the vehicle is moved. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not note the secured party's lien.
Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection.


     In the ordinary course of servicing the Contracts, CITSF will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, CITSF must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the Financed Vehicles.


     CITSF, as Servicer, will continue to hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the Sale and Servicing Agreement. In the Sale and Servicing Agreement, CITSF, as Servicer, will covenant that it will not release its security interest in the Financed Vehicle securing any Contract except as contemplated by the Sale and Servicing Agreement. CITSF, as Servicer, will also covenant that it shall not impair the rights of the Trust in the Contacts or take any action inconsistent with the Trust's ownership of the Contracts, except as permitted by the Sale and Servicing Agreement. A breach of either such covenant that materially and adversely affects the Trust's interest in any Contract, would require the Servicer to purchase such Contract unless such breach is cured within the period specified in the Sale and Servicing Agreement.

     Priority of Certain Liens Arising by Operation of Law. Under the laws of California and of most states, liens for repairs performed on a recreational vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated recreational vehicle. CITSF will represent and warrant in the Sale and Servicing Agreement that, as of the Closing Date, there were, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Contract, which are or may be liens prior or equal to the lien of the Contract. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Owner Trustee or Securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the date of initial issuance of the Securities would not give rise to an obligation of CITSF to purchase the Contract under the Sale and Servicing Agreement.


Repossession

     In the event of default by an obligor, the holder of the related installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related recreational vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions (not including California), the secured party is required to notify the debtor of the default and the intent to repossess the collateral and be given a time period within which to cure the default prior to repossession. In most states (including California), under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.



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

Notice of Sale; Redemption Rights

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in California and certain other states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Most courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after resale of a recreational vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

Certain Matters Relating to Insolvency

     CITSF and the Company intend that the transfer of Contracts from CITCF-NY to CITSF, from CITSF to the Company and from the Company to the Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITCF-NY, CITSF or the Company, or CITCF-NY, CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITCF-NY to CITSF, CITSF to the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders.


     The CIT GP Corporation II, a Delaware corporation and a wholly owned subsidiary of CIT (the "Affiliated Purchaser"), will purchase 1% of the principal balance of the Certificates. The Affiliated Purchaser will have the same rights with regard to the Trust as all other Certificateholders based on its percentage ownership of the Certificate Balance. The Trust Agreement will provide that if an Insolvency Event with respect to the Affiliated Purchaser occurs, subject to certain conditions, the Trust will dissolve. Certain steps have been taken in structuring the transactions contemplated hereby that are intended to make it less likely that an Insolvency Event with respect to the Affiliated Purchaser will occur. These steps include the formation of the Affiliated Purchaser as a separate, limited-purpose corporation pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Affiliated Purchaser's business and a restriction on the Affiliated Purchaser's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") without the prior affirmative unanimous vote of its directors). However, there can be no assurance that the activities or liabilities of the Affiliated Purchaser would not result in an Insolvency Event.


     Although other courts have held otherwise, a case (Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied 114 S.Ct. 554 (1993))
decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that, under Article 9 of the UCC, "accounts" (as defined in the UCC) sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of the accounts was perfected under the UCC. UCC
Article 9 applies to the sale of "chattel paper" (as defined in the UCC) as well as the sale of "accounts" and, although the Contracts constitute chattel paper under the UCC rather than accounts, perfection of a security interest in both chattel paper and accounts may be accomplished under the UCC by the filing of a UCC financing statement. If, following a bankruptcy of CITCF-NY, CITSF or of the Company, a court were to follow the reasoning of the Tenth Circuit reflected in the case described above, then the Contracts would be included in the bankruptcy estate of CITCF-NY, CITSF or the Company, as the case may be, and delays in payments of collections on or in respect of the Contracts, or loss of principal and interest in respect of the Securities, could occur.

     The Company has taken steps in structuring the transactions described herein that are intended to make it unlikely that the voluntary or involuntary application for relief by or against CITSF under the Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Company with those of CIT. These steps include the creation of the Company as a wholly-owned, limited-purpose subsidiary of CIT pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business). Additionally, the Company's Certificate of Incorporation prohibits merger, consolidation and the sale of all or substantially all of its assets in certain circumstances, without the prior affirmative unanimous vote of its directors including all independent directors.


Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of California and of certain other states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Owner Trustee to enforce consumer finance contracts such as the Contracts.


     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor under the related Contracts.

     Under California law and most state vehicle dealer licensing laws, sellers of recreational vehicles are required to be licensed to sell vehicles at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and assignment of retail installment sale contracts, including the Truth in Lending Act, the Federal Trade Commission



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


Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract. The Trust and the Company may not have obtained all licenses required under any federal or state consumer laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement rights. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the obligor may be able to assert a defense against the seller of the Financed Vehicle.


     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States of America. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     CITSF will represent and warrant under the Sale and Servicing Agreement that each Contract complies with all requirements of law in all material respects. A breach of such representation and warranty which materially adversely affects the interests of the Trust in any Contract will create an obligation of CITSF to purchase such Contract. See "The Purchase Agreements and The Trust Documents--Sale and Assignment of the Contracts."

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a recreational vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the recreational vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.


     Under the terms of the Soldiers' and Sailors' Civil Relief Act, an obligor who enters the military service after the origination of such obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sale contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. In addition, the Relief Acts impose limitations which would impair the ability of the Servicer to repossess a Financed Vehicle subject to an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses caused by the inability to realize upon the related Financed Vehicle in a timely fashion.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of certain Federal income tax consequences of the purchase, ownership and disposition of the Securities, applicable to initial purchasers of the Securities. Schulte Roth & Zabel, counsel for the Trust is of the opinion that the discussion hereunder fully and fairly discloses all material Federal tax risks associated with the purchase, ownership and disposition of the Securities.

     This summary does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and certain other financial institutions, regulated investment companies, individual retirement accounts, tax-exempt organizations or dealers in securities. Furthermore, this summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below.

     Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Trust has been provided with an opinion of Schulte Roth & Zabel regarding certain of the Federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS.

Certain Federal Tax Consequences with Respect to the Notes

     Tax Characterization of the Notes and the Trust. Schulte Roth & Zabel has advised the Trust that, based on the terms of the Notes and the transactions relating to the Contracts as set forth herein, the Notes will be treated as debt for Federal income tax purposes. However, there is no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.

     Schulte Roth & Zabel is also of the opinion that, based on the applicable provisions of the Trust Agreement and related documents, for Federal income tax purposes, (i) the Trust will not be classified as an association taxable as a corporation and (ii) the Trust will not be treated as a publicly traded partnership taxable as a corporation. However, there are no authorities directly dealing with similar transactions. If the IRS were to successfully characterize the Trust as an association taxable as a corporation for Federal income tax purposes, the income from the Contracts (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which could reduce the amounts available to make payments on the Notes. Likewise, if the Trust were subject to state or local income or franchise tax, the amount of cash available to make payment on the Notes could be reduced.

     If, contrary to the opinion of Schulte Roth & Zabel, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes). The remainder of this discussion assumes that the Notes will be treated as debt and that the Trust will not be taxable as a corporation.

     Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Some or all of the Notes may be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). The amount of OID on the Notes will equal the difference between the issue price and the principal amount of the Notes unless the OID is less then a statutorily defined de minimus amount.

     OID will accrue to the Noteholders over the life of the Notes, taking account of a reasonable prepayment assumption, based on a constant yield to maturity method, using semi-annual compounding, and properly adjusted for actual prepayments on the Contracts. The portion of OID that accrues during the time a Noteholder owns the Notes (i) constitutes interest includable in the Noteholder's gross income for federal income tax purposes and (ii) is added to


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

the Noteholder's tax basis for purposes of determining gain or loss on the maturity, redemption, prior sale, or other disposition of the Notes. Thus, the effect of OID is to increase the amount of taxable income above the actual interest payments during the life of the Notes.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted to the extent the Noteholder has capital gains for the taxable year, and non-corporate Noteholders can deduct a limited amount of such losses in excess of available capital gains.

     Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust (including a holder of 10% of the outstanding Certificates) or the Affiliated Purchaser nor a "controlled foreign corporation" with respect to which the Trust or the Affiliated Purchaser is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then any payment of such interest will be subject to United States Federal withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is present in the United States for 183 days or more in the taxable year or does not have a tax home in the United States.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty (as modified by the branch profits tax rules).

     Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of accrued OID, if any, and interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Trust will be required to withhold

31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

Certain Federal Tax Consequences with Respect to the Certificates

     Tax Characterization of the Trust. The Affiliated Purchaser and the Servicer have agreed, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal income tax, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Affiliated Purchaser, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.


     If the Trust were held to be an "association" taxable as a corporation for Federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). See also the discussion above under "--Certain Federal Tax Consequences with Respect to the Notes--Tax Characterization of the Notes and the Trust". However, in the opinion of Schulte Roth & Zabel, the Trust will not be classified as an association taxable as a corporation because of the nature of its income and because it will not have certain "corporate" characteristics necessary for a business trust to be an association taxable as a corporation.


     Nonetheless, because of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust or of the Seller. The remainder of this summary assumes that the Certificates represent equity interests in a partnership that owns the Contracts.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Owners of Certificates" below. The Trust's income will consist primarily of interest accrued on the Contracts including appropriate adjustments for market discount (as discussed below), and any original issue discount and bond premium), investment income from investments in the Trust Accounts and Certificate Distribution Account and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of the Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and Related Documents). The Trust Agreement will provide that the Certificateholders will be allocated taxable income of the Trust for each Interest Period equal to the sum of (i) the amount of interest that accrues on the Certificates for such Interest Accrual Period based on the Certificate Rate;
(ii) an amount equivalent to interest that accrues during such Interest Accrual Period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust will be allocated to the Affiliated Purchaser. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, holders may be allocated income greater than the amount of interest accruing on the Certificates based on the Pass-Through Rate or may be allocated income greater than the amount of cash distributed to them.

     An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. In addition, Section 68 of the Code provides that the amount of certain itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds an inflation-adjusted threshold amount specified in the Code ($176,956 for taxable years beginning in 1996, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deduction otherwise allowable for such taxable year.


     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Contracts, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

     Market Discount. To the extent that the Contracts are purchased by the Trust for a price that is less than the aggregate stated redemption price at maturity of the Contracts, the Trust must account for "market discount" on the Contracts pursuant to Section 1276 of the Code. Any market discount will be accounted for each of the Contracts on an individual basis, and the Trust will make an election to calculate such market discount as it economically accrues. Any income resulting from the accrual of market discount will be allocated to the Certificateholders as described above.

     Original Issue Discount and Bond Premium. It is believed that the Contracts were not and will not be issued with OID or at a premium, and, therefore, the Trust should not have OID income or amortizable bond premium.

     Section 708 Termination. Under Section 708 of the Code, a partnership will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the partnership are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to a new partnership. The Trust may not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includable in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferor and Transferee. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Affiliated Purchaser is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

     Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Servicer, on behalf of the Trust, is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Affiliated Purchaser will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the
IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.


     The Affiliated Purchaser, as the "tax matters partner", will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.


     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates may be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

    Tax Consequences to Foreign Owners of Certificates. As discussed below, an investment in a Certificate is not suitable for any non-U.S. person which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. person.

     No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. However, it is not expected that the trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust were considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other non-U.S. persons. Also, in such cases, a non-U.S. owner of a Certificate that is a corporation may be subject to the branch profits tax. If the Trust is notified that an owner of a Certificate is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     Each foreign owner of a Certificate might be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign owner of a Certificate must obtain a taxpayer identification number from the IRS and submit that number to the withholding agent on Form W-8 in order to assure appropriate crediting of any taxes withheld. A foreign owner of a Certificate generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made to (or accrued by) an owner of a Certificate who is a foreign person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Contracts, the interest will likely not be considered "portfolio interest." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, foreign owners of Certificates will likely be subject to United States Federal income tax which must be withheld at a rate of 30 percent on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that an owner of a Certificate is a foreign person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such owner. A foreign owner would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign owner of a Certificate should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

Other Tax Consequences

     No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of the Securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of the Securities.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

The Notes

     The acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

The Certificates

     An interest in the Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (other than an insurance company purchasing the Certificates for its general accounts). By its acceptance of a Certificate or its acquisition of an interest in a Certificate through a Participant or DTC, each Certificateholder or Certificateowner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.


     A plan fiduciary considering the purchase of the Notes should consult its tax and or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among CITSF, the Company and Salomon Brothers Inc and UBS Securities Inc. (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the respective principal amount of the Notes and Certificates offered hereby, as set forth opposite their respective names below:


                                  Principal Amount          Principal Amount
                                      of Notes              of Certificates
                                  ----------------          ----------------

Salomon Brothers Inc ............   $                        $
UBS Securities Inc. .............   $                        $
                                    ------------             -----------
    Total .......................   $236,250,000             $13,750,000
                                    ============             ===========


     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Notes or Certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Notes and Certificates if any are taken.

     The Underwriters have advised the Company that they propose to offer the Notes and Certificates directly to the public at the public offering price set forth on the cover page hereof and to certain dealers at a price that represents a concession not in excess of % of the principal amount of the Notes and not in excess of % of the principal balance of the Certificates. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % of the principal amount of the Notes and not in excess of % of the principal balance of the Certificates to certain other dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriters.

     CITSF has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

     The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

     The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Notes are effected. Accordingly, any resale of the Notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

Representations of Purchasers

     Each purchaser of Notes in Canada who receives a purchase confirmation will be deemed to represent to the Seller, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

Rights of Actions and Enforcement

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

     The Trust, the Seller, the Servicer, the Affiliated Purchaser, the Owner Trustee and the Indenture Trustee and their respective directors and officers, if any, as well as the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the Issuer or such persons. All or a substantial portion of the assets of the Issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Issuer or persons outside of Canada.

Notice to British Columbia Residents

     A purchaser of the Notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Notes or Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of the Notes acquired on the same date and under the same prospectus exemption.

                              FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby.

     The Trust has been formed to own the Contracts and the other Trust assets and to issue the Notes and Certificates. The Trust had no assets or obligations prior to the issuance of the Notes and Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus.

                                     RATINGS

     It is a condition to the issuance of the Securities that the Class A Notes be rated in the highest rating category by at least one Rating Agency and the Certificates be rated in at least the third highest rating category by at least one Rating Agency. The ratings of the Class A Notes will be based primarily on the value of the Initial Contracts, the Pre-Funding Account, and the terms of the Securities, including the subordination provided by the Certificates. The ratings of the Certificates will be based primarily on the Cash Collateral Account. The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security ratings of the Notes and Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Schulte Roth & Zabel, New York, New York, for the Trust by Richards, Layton & Finger, Wilmington, Delaware, and for the Underwriters by Stroock & Stroock & Lavan, New York, New York. The material federal income tax consequences of the Notes and the Certificates will be passed upon for the Company by Schulte Roth & Zabel.

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

     Except in certain limited circumstances, the globally offered Notes of CIT RV Owner Trust 1996-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors  electing  to hold  their  Global  Securities  through  Cedel  or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the

Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Withholding Taxes and Documentation Requirements

     A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption  for non-U.S.  Persons with  effectively  connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            INDEX OF PRINCIPAL TERMS

ABS .......................................................................  29
ABS Table .................................................................  29
Affiliated Purchaser ......................................................  17
Asset Service Center ......................................................  33
Available Amount ..........................................................  55
Available Cash Collateral Amount ..........................................  11
Auction Sale ..............................................................  39
Bankruptcy Code ...........................................................  17
Business Day ..............................................................   6
Capitalized Interest Account ..............................................   6
Cash Collateral Account ...................................................  11
Cash Collateral Account Surplus ...........................................  12
Cash Collateral Agreement .................................................  11
Cash Collateral Depositor .................................................  11
Cede ......................................................................  38
Cedel .....................................................................   3
Certificate Balance .......................................................   9
Certificate Distribution Account ..........................................  49
Certificate Final Scheduled Distribution Date .............................   6
Certificate Interest Distribution Amount ..................................  43
Certificate Owner .........................................................  43
Certificate Pool Factor ...................................................  32
Certificateholders ........................................................  48
Certificates ..............................................................   3
chattel paper .............................................................  61
CIT .......................................................................   3
CITCF-NY ..................................................................   4
CITSF .....................................................................   3
Class A Final Scheduled Distribution Date .................................   6
Class A Interest Distribution Amount ......................................  39
Class A Notes .............................................................   3
Class A Rate ..............................................................   7
Closing Date ..............................................................   4
Code ......................................................................  69
Collection Account ........................................................  52
Commission ................................................................  38
Company ...................................................................   3
Contract Pool .............................................................  21
Contract Rate .............................................................  16
Contracts .................................................................   4
Cross-Over Date ...........................................................   9
Dealers ...................................................................   4
Defaulted Contracts .......................................................  53
Definitive Certificates ...................................................  48
Definitive Notes ..........................................................  48
Definitive Securities .....................................................  48
Depository ................................................................  38
Determination Date ........................................................   7
Distribution Date .........................................................   6
DTC .......................................................................   3
DTC Rules .................................................................  46
Due Period ................................................................   7
Eligible Institution ......................................................  52
Eligible Investments ......................................................  52
ERISA .....................................................................  15
Euroclear .................................................................   3
Event of Termination ......................................................  60

Events of Default .........................................................  40
Excess Collections ........................................................  12
Financed Vehicles .........................................................   4
FTC Rule ..................................................................  68
Funding Period ............................................................   5
Holders ...................................................................  48
Indenture .................................................................   3
Indenture Trustee .........................................................   3
Indirect Participants .....................................................  45
Initial Cash Collateral Amount ............................................  11
Initial Contracts .........................................................   4
Initial Cut-off Date ......................................................   4
Initial Cut-off Date Pool Principal Balance ...............................  22
Initial Financed Vehicles .................................................   4
Initial Pool Balance ......................................................  14
Insolvency Event ..........................................................  61
Insolvency Laws ...........................................................  17
Interest Accrual Period ...................................................   7
Interest Shortfall ........................................................  13
IRS .......................................................................  69
Issuer ....................................................................   3
Late Fees .................................................................  14
List of Contracts .........................................................  50
Military Reservist Relief Act .............................................  51
Monthly Advance ...........................................................  13
Moody's ...................................................................  52
Non-Reimbursable Payment ..................................................  13
Note Owner ................................................................  38
Note Distribution Account .................................................  52
Note Pool Factor ..........................................................  32
Noteholders ...............................................................  48
Notes .....................................................................   3
Obligor ...................................................................  13
OID .......................................................................  70
Optional Purchase .........................................................  39
Original Certificate Balance ..............................................   3
Owner Trustee .............................................................   3
Paid-Ahead Contract .......................................................  28
Paid-Ahead Period .........................................................  28
Participants ..............................................................  45
Pass-Through Rate .........................................................   8
Pool Balance ..............................................................  10
Pre-Funded Amount .........................................................   5
Pre-Funded Percentage .....................................................   8
prepayments ...............................................................  27
Principal Distribution Amount .............................................  39
Principal Liquidation Loss Amount .........................................   9
Purchase Agreement ........................................................   5
Purchase Agreements .......................................................  50
Purchase Price ............................................................  51
Rating Agencies ...........................................................  14
Record Date ...............................................................   6
Related Documents .........................................................  42
Relief Act Obligor ........................................................  51
Required Cash Collateral Amount ...........................................  12
Required Servicer Ratings .................................................  54
Sale and Servicing Agreement ..............................................   4
Securities ................................................................   3
Securityholders ...........................................................  48

Seller ....................................................................   3
Servicer ..................................................................   3
Servicer Letter of Credit .................................................  54
Servicer Payment ..........................................................  39
Servicing Fee .............................................................  13
Servicing Fee Rate ........................................................  13
Simple Interest Contract ..................................................  23
Soldiers' and Sailors' Civil Relief Act ...................................  51
Standard & Poor's .........................................................  52
Subsequent Contracts ......................................................   4
Subsequent Cut-off Date ...................................................   5
Subsequent Financed Vehicles ..............................................   4
Subsequent Transfer Agreement .............................................   5
Subsequent Transfer Date ..................................................   5
Trust .....................................................................   3
Trust Agreement ...........................................................   4
Trust Documents ...........................................................  50
Trustees ..................................................................   3
UCC .......................................................................  16
Underwriters ..............................................................  18
Underwriting Agreement ....................................................  76

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                                   ----------

                                Table of Contents

                                                                           Page
                                                                           ----
Available Information ...................................................     2
Reports to Securityholders ..............................................     2
Summary .................................................................     3
Risk Factors ............................................................    16
Structure of the Transaction ............................................    20
The Trust Property ......................................................    21

The Contract Pool .......................................................    21

Maturity and Prepayment Considerations ..................................    27
Yield Considerations ....................................................    32
Pool Factors ............................................................    32
Use of Proceeds .........................................................    33
The CIT Group Securitization ............................................
  Corporation II, Seller ................................................    33
The CIT Group/Sales Financing, Inc., ....................................
  Servicer ..............................................................    33
The Notes ...............................................................    38
The Certificates ........................................................    43
Certain Information Regarding the .......................................
  Securities ............................................................    45
The Purchase Agreements and the .........................................
  Trust Documents .......................................................    50
Certain Legal Aspects of the Contracts ..................................    63
Certain Federal Income Tax ..............................................
  Consequences ..........................................................    70
ERISA Considerations ....................................................    75
Underwriting ............................................................    76
Notice to Canadian Residents ............................................    77
Financial Information ...................................................    77
Ratings .................................................................    78
Legal Matters ...........................................................    78
Annex I .................................................................    79
Index of Principal Terms ................................................    82

Until             ,  1996, all dealers effecting  transactions in the registered
Securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$250,000,000


CIT RV
Owner Trust 1996-A



$236,250,000 Class A     %
Asset Backed Notes





$13,750,000    % Asset Backed
Certificates



The CIT Group
Securitization
Corporation II,
Seller



The CIT Group/Sales
Financing, Inc.,
Servicer




Salomon Brothers Inc

UBS Securities Inc.



Prospectus

Dated             , 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


          SEC registration fee ........................       $ 86,207
          Attorney's fees and expenses ................        200,000
          Accounting fees and expenses ................         50,000
          Blue sky fees and expenses ..................         30,000
          Rating agency fees ..........................        137,500
          Trustee's fees and expenses .................         20,000
          Printing expenses ...........................         65,000
          Miscellaneous fees and expenses .............         10,000
            Total .....................................       $598,707
                                                              ========


          ----------



Item 14. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     The Company's By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

     In addition, the Registrant maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $65,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act of 1933.

     Pursuant to the form of Underwriting Agreement, the Underwriters will agree, subject to certain conditions, to indemnify the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933 against certain liabilities.

Item 15.  Recent Sales of Unregistered Securities.

     During June 1994, The CIT Group Securitization Corporation II (the "Company") issued 200 shares of its Common Stock, no par value per share, to The CIT Group Holdings, Inc. ("CIT"). No underwriters were involved in connection with such issuance, which was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     Listed below are all other unregistered securities sold by the Company since its formation. These Certificates were distributed by the placement agent listed below and privately placed by such placement agent with institutional investors in transactions exempt from the registration provisions of the Securities Act.

                                 Principal Amount               Placement
  Series      Issue Date          of Certificates                 Agent
  ------      ----------         ----------------               ---------
  1994-1     July 14, 1994     $42,033,000 (Class A)      Goldman, Sachs & Co.
                                   (Approximate)


Item 16.  Exhibits and Financial Statement Schedules.


     a. Exhibits:

        1.1    Form of Underwriting Agreement

        3.1 Certificate of Incorporation, as amended, of The CIT Group Securitization Corporation II

        3.2*   By-laws, as amended, of The CIT Group Securitization
               Corporation II
        4.1    Form of Indenture between the Trust and the Indenture Trustee
        4.2    Form of Trust Agreement between the Company and the Owner Trustee
        4.3    Form of Sale and Servicing Agreement between the Company, CITSF and the Trust
        5.1*   Opinion of Schulte Roth & Zabel with respect to legality
        5.2*   Opinion of Richards, Layton & Finger with respect to legality
        8.1*   Opinion of Schulte Roth & Zabel with respect to tax matters
       10.1    Form of Purchase Agreement
       10.2    Form of Subsequent Purchase Agreement
       23.1*   Consent of Schulte Roth & Zabel (included as part of Exhibit 5.1)
       23.2*   Consent of Richards, Layton & Finger (included as part of Exhibit
               5.2)
       24.1    Powers of Attorney of The CIT Group Securitization Corporation II
               (included on page II-4)
       25.1*   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee (bound separately)


----------


*  Filed herewith.

     b. Financial Statement Schedules:

     Not applicable.

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on February 13, 1996.


                                    THE CIT GROUP SECURITIZATION CORPORATION II


                                          By:     /s/ JAMES J. EGAN, JR.
                                             -----------------------------------
                                                  Name:  James J. Egan, Jr.
                                                  Title: President




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                   Title                         Date
         ---------                   -----                         ----


  /s/ JAMES J. EGAN, JR.     President and Director            February 13, 1996
--------------------------
      James J. Egan, Jr.

            *                Executive Vice President          February 13, 1996
--------------------------    and Director
   Richard W. Bauerband

            *                Vice President, Treasurer and     February 13, 1996
--------------------------    Controller (principal financial
       Frank Garcia           and accounting officer)



                                          *By:     /s/ JAMES J. EGAN, JR.
                                              ----------------------------------
                                                  Name:  James J. Egan, Jr.
                                                  Title: Attorney-In-Fact